UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

ITERIS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
OF ITERIS, INC.
TO BE HELD SEPTEMBER 10, 2020
To the Stockholders of Iteris, Inc.:
NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Iteris, Inc., a Delaware corporation, will be held on September 10, 2020 at 2:00 p.m. Pacific Time, held exclusively online by means of a live webcast over the Internet at www.meetingcenter.io/287381059, for the following purposes, as more fully described in the proxy statement accompanying this notice:
1.
To elect J. Joseph (“Joe”) Bergera, Anjali Joshi, Gerard M. Mooney, Luke P. Schneider, Laura L. Siegal, Thomas L. Thomas and Dennis W. Zank to the Board of Directors, each to hold such office until the next annual meeting of stockholders and until his or her successor is elected and qualified.

2.
To conduct an advisory vote to approve the compensation of our named executive officers, as described in the proxy statement accompanying this notice.

3.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021.

4.
To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting virtually this year. There will be no physical in-person meeting location for the Annual Meeting. All stockholders of record as of the close of business on July 20, 2020 are entitled to notice of and to vote at the Annual Meeting, and at any and all postponements or adjournments thereof. It is important that all of our stockholders be represented at our Annual Meeting. Whether you plan to attend the Annual Meeting virtually or not, we urge you to vote your shares by submitting your proxy as soon as possible. Submitting your proxy card or voting instruction form does not affect your right to vote during the Annual Meeting if you attend the Annual Meeting virtually. Also, if you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please be sure to sign, date and return each proxy card or voting instruction form to ensure that all of your shares are voted. Please note that stockholders who wish to submit questions at the Annual Meeting must do so in advance. You will find instructions for how to submit such questions in this proxy statement.
Santa Ana, California
   July 27, 2020
BY ORDER OF THE BOARD OF DIRECTORS
Joe Bergera
Chief Executive Officer

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY PROXY PRIOR TO THE MEETING. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE DO SO PROMPTLY TO ENSURE YOUR PROXY ARRIVES IN SUFFICIENT TIME.

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P roxy Statement
For the 2020 Annual Meeting of Stockholders
of Iteris, Inc. to be Held on September 10, 2020

The Board of Directors (the “Board”) of Iteris, Inc., a Delaware corporation (sometimes referred to as “Iteris,” the “Company,” “we,” “us,” or “our”), is soliciting your proxy for the Company’s 2020 Annual Meeting of Stockholders and any and all adjournments or postponements of such meeting (the “Annual Meeting”). Due to the coronavirus (“COVID-19”) pandemic, for the safety of all of our people, including our stockholders, employees and their families, and taking into account recent federal, state and local guidance that has been issued, we have determined that the Annual Meeting will be held in a virtual-only meeting format, via the Internet, with no physical, in-person meeting. The Annual Meeting will be held at 2:00 p.m. Pacific Time on September 10, 2020, through the virtual meeting live webcast site located at www.meetingcenter.io/287381059. At our Annual Meeting, stockholders will be able to attend and vote by visiting www.meetingcenter.io/287381059. Please note that stockholders who wish to submit questions at the Annual Meeting must do so in advance. You will find instructions for how to submit such questions in this proxy statement. The approximate date on which this proxy statement and the enclosed proxy materials are first being released to the Company’s stockholders is July 27, 2020. Our principal executive offices are located at 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705.
References in this proxy statement to fiscal years refer to the Company’s fiscal year ended March 31 of the referenced year. For example, “Fiscal 2019” refers to the fiscal year ended March 31, 2019, “Fiscal 2020” refers to the fiscal year ended March 31, 2020 and “Fiscal 2021” refers to the fiscal year ending March 31, 2021.
I mportant Notice Regarding the Availability of Proxy Materials
This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 (the “Annual Report”) is available on the Internet by accessing www.edocumentview.com/ITI, or at www.envisionreports.com/ITI for registered holders. Information on this website does not constitute part of this Proxy Statement and shall not be deemed incorporated by reference therein.
Q uestions and Answers About the Annual Meeting and Voting
Who is soliciting this proxy and who will bear the cost of soliciting this Proxy Statement?
The enclosed proxy is being solicited by our Board of Directors. Iteris will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this proxy statement, the proxy card, and any additional material furnished to the stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries, and nominees holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, e-mail or any other means by our directors, officers, or employees. No additional compensation will be paid to these individuals for any such services.
In the discretion of management, we reserve the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. Although we do not currently expect to retain such a firm, we estimate that the fees of such firm would range from $5,000 to $20,000 plus out-of-pocket expenses, all of which would be paid by us.

Where and when will the Annual Meeting take place?
The Annual Meeting will be held virtually, on Thursday, September 10, 2020, at 2:00 p.m., Pacific Time, via the Internet at www.meetingcenter.io/287381059. The password is ITI2020. Online check-in will begin at 1:30 p.m., Pacific Time, to allow time for online check-in procedures.
At our virtual Annual Meeting, stockholders will be able to attend and vote via the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to ask questions and vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials. Please note that stockholders who wish to submit questions at the Annual Meeting must do so in advance of the Annual Meeting. You will find instructions for how to submit such questions below in this proxy statement.
How do I register to attend the Annual Meeting virtually on the Internet?
If you are a registered stockholder (i.e., you hold your shares directly in your name through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received. However, you will need to submit any questions you would like to ask at the Annual Meeting in advance. You will find instructions for how to submit such questions below in this proxy statement.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.
To register to attend the virtual Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Iteris holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 2:00p.m., Pacific Time September 7, 2020.
You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email:
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail:
Computershare
Iteris Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Why a virtual Annual Meeting format?
Due to the COVID-19 pandemic, for the safety of all of our people, including our stockholders, employees and their families, and taking into account recent federal, state and local guidance that has been issued, we have determined that the Annual Meeting will be held in a virtual-only meeting format, with no physical, in-person meeting. We are excited to embrace the latest technology to provide expanded access, enhanced communication and cost savings for our stockholders and the Company.
You will be able to attend the Annual Meeting online and vote during the Annual Meeting electronically by visiting www.meetingcenter.io/287381059. Please note that stockholders who wish to submit questions at the Annual Meeting must do so in advance of the Annual Meeting. You will find instructions for how to submit such questions below in this proxy statement.

What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may experience in accessing the virtual Annual Meeting. If you encounter any technical difficulties in accessing the virtual Annual Meeting during the check-in or meeting time, please call:
Tel # (Toll-free): 800-962-4284
Tel # (Toll line): +1 781-575-3120 (International)
Who is entitled to vote at the Annual Meeting?
You are entitled to vote your shares of our common stock at the Annual Meeting if you owned the shares as of the close of business on July 20, 2020 (the “Record Date”). As of the Record Date, there were a total of 40,909,820 shares of our common stock outstanding and entitled to vote at the Annual Meeting. No shares of our preferred stock are currently outstanding. You are entitled to one vote for each share of common stock that you own.
What matters will be voted upon at the Annual Meeting and what are the Board of Director’s recommendations for the proposals?
The only matters that we currently expect will be voted on at the Annual Meeting are the following proposals, and the Board’s recommendation to you regarding such proposals is set forth opposite each proposal below:
Proposals	Board’s Recommendation
1. Election of the Board of Directors.	✓ FOR each nominee
2. Approval, by advisory vote, of the compensation of our named executive officers, as described in this proxy statement.	✓ FOR
3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021.	✓ FOR
The foregoing proposals are described in more detail in this proxy statement.
What if other matters come up at the Annual Meeting?
Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the persons designated in the proxy cards, Joe Bergera and Douglas L. Groves, will vote your shares in their discretion.
What constitutes a quorum for the Annual Meeting?
The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at such meeting. If you sign and return your proxy card or authorize a proxy to vote through the Internet or by telephone, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. If a quorum is not present at the scheduled time of the Annual Meeting, the Annual Meeting may be adjourned until a quorum is present. Both abstentions and broker non-votes (as described below) are counted for the purpose of determining the presence of a quorum.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholder of Record.   If your shares are registered directly in your name with our transfer agent, you are considered to be the stockholder of record of such shares, and we are sending the notice and these proxy materials directly to you. If you are a record stockholder, you should have received a proxy card with this proxy statement for you to use to vote your shares
Beneficial Owner.   If your shares are held in a brokerage account or by a bank, trustee or other nominee (each a “Nominee”), you are considered the beneficial owner of shares held in street name, and the notice and proxy materials are being forwarded to you on behalf of your Nominee. As the beneficial owner, you have the right to direct your Nominee how to vote your shares. Your Nominee has enclosed a voting instruction form with this proxy statement for you to use in directing the Nominee how to vote your shares.
Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the Nominee who holds your shares giving you the right to vote the shares at the Annual Meeting.
How do I vote my shares?
You may vote your shares prior to the Annual Meeting in any one of the following ways: (i) by mail, (ii) electronically over the Internet or (iii) by telephone. If you are a stockholder of record, you may vote by returning a completed proxy card in the enclosed postage-paid envelope or through the Internet or by telephone as described on your proxy card. If your shares are held in street name, in lieu of a proxy card, you should receive a voting instruction form from your Nominee by mail. The voting instruction form should indicate whether the Nominee has a process for beneficial holders to vote over the Internet or by telephone. Stockholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers. Stockholders who do not desire to vote over the Internet or by telephone may complete and return the paper voting instruction form in the self-addressed, postage-paid envelope provided.
If you are a stockholder of record, you may also vote your shares electronically during the Annual Meeting over the Internet only. Shares held through a broker or nominee may be voted via the Internet only if you obtain a legal proxy from the broker or nominee that holds your shares giving you the right to vote the shares. Please go to www.meetingcenter.io/287381059, at the time of the meeting, have your control number available (which can be found on your proxy card form) and follow the instructions to participate in the virtual meeting. Those stockholders that held their shares in street name as of the Record Date will need to register prior to the meeting (see above question — “How do I register to attend the Annual Meeting virtually on the Internet?”). We recommend that you vote your shares in advance as described above to ensure your vote will be counted if you later decide not to attend the Annual Meeting.
Will I be able to submit a question during the Annual Meeting?
All stockholder questions for the Annual Meeting must be submitted in advance of the Annual Meeting by submitting them via Computershare meeting center website (www.meetingcenter.io/287381059) and entering your Computershare-issued control number (found on your proxy card form) and the meeting password ITI2020. All questions must be sent by 5:00 p.m., Pacific Time, on September 9, 2020. Stockholders will not be able to otherwise submit questions during the Annual Meeting.
What are broker non-votes and how are broker non-votes treated?
Broker non-votes occur when shares held in street name by a Nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the Nominee does not receive voting instructions from the beneficial owner, and (ii) the Nominee lacks discretionary authority to vote the shares. We will treat broker non-votes as follows:
•
Broker non-votes will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote (even though the same shares are considered present for quorum purposes and may be entitled to vote on other matters). Thus, a broker non-vote will not affect the outcome of the voting on a proposal for which the minimum affirmative vote required for approval of the proposal is a plurality or a majority (or some other percentage) of (i) the votes actually cast, or (ii) the shares present and entitled to vote.

•
Broker non-votes will have the same effect as votes against a proposal for which the minimum affirmative vote required for approval of the proposal is a majority (or some other percentage) of all shares outstanding and entitled to vote.

A Nominee only has discretionary authority to vote shares on a proposal that is considered a “routine” matter under applicable rules and related guidance. Proposal 3 for the ratification of the appointment of our independent registered public accounting firm is considered a “routine” matter and, accordingly, a Nominee has discretionary authority to vote shares on such proposal. The other proposals included in this proxy statement are considered “non-routine” matters. As such, a Nominee does not have discretionary authority to vote shares on such proposals. Accordingly, your shares may be voted on Proposal 3 if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions. Proposals 1 and 2 are considered “non-routine” matters. Therefore, if you do not provide voting instructions to your brokerage firm, no vote for your shares will be cast with respect to these proposals and a broker non-vote will result for these shares.
What vote is required to elect a director?
For Proposal 1, you may vote “FOR” or “AGAINST” any director nominee or you may abstain from voting with respect to a director nominee’s election. In an uncontested director election, a nominee must receive the affirmative vote of a majority of the votes cast with respect to that nominee to be elected. As such, the number of shares voted “FOR” a director nominee must exceed the number of votes cast as “AGAINST” that nominee’s election. In a contested director election (i.e., where the number of nominees exceeds the number of directors to be elected), then each director nominee shall be elected by a plurality of the votes of shares properly represented and entitled to vote in such election at such meeting. For purposes of the election of directors, abstentions and broker non-votes, if any, will be excluded from the vote and will not be counted in determining the outcome of a director’s election.
What happens if a majority of the votes cast are not voted in favor of a director nominee?
Pursuant to the procedures set forth in the Company’s bylaws, in the event that a nominee who is already a director of the Company does not receive a majority of the votes cast with respect to such nominee in an uncontested election of directors, such nominee is required to promptly tender his or her resignation to the Board for consideration. If a director’s resignation is not accepted, that director will continue to serve until our next annual meeting of stockholders and his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. If the Board accepts the director’s resignation, it may, in its sole discretion, either fill the resulting vacancy or decrease the size of the Board to eliminate the vacancy.
What is the required vote for approval of Proposals 2 and 3?
For each of the other proposals, you may vote “FOR” or “AGAINST” the proposal or you may abstain from voting on the proposal. The approval of Proposals 2 and 3 will require the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting. For purposes of Proposals 2 and 3, broker non-votes will not affect the outcome of the voting on these proposals and abstentions will have the same effect as a vote against these proposals.
May I change my vote or revoke my proxy?
Yes. There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the Annual Meeting, as follows:
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Vote again by telephone or at the Internet website.

•
Transmit a revised proxy card or voting instruction form that is dated later than the prior one.

•
Stockholders of record may vote electronically during the Annual Meeting, at the Internet website.

•
Stockholders of record may notify the Company’s Corporate Secretary in writing that a prior proxy is revoked.

Please note that, in order to be counted, the revocation or change must be received by the Company prior to the close of the Annual Meeting on September 10, 2020. The latest-dated, timely, properly completed proxy that you submit to the Company, whether by mail, telephone or the Internet, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, then the previously recorded vote will stand.
Is cumulative voting permissible?
No. Cumulative voting is not permitted by our certificate of incorporation.
Will I have appraisal or similar dissenters’ rights in connection with the proposals to be voted on at the Annual Meeting?
No. You will not be entitled to appraisal or similar dissenters’ rights in connection with the proposals to be voted on at the Annual Meeting.
How will my shares be voted?
Any proxy that you submit and that is not revoked will be voted as you direct. If you are a stockholder of record and you indicate when voting through the Internet or by telephone that you wish to vote as recommended by our Board, or if you sign and return a proxy card without giving specific voting instructions, then the persons designated as proxy holders in the accompanying proxy cards will vote your shares as follows:
•
“FOR” the election of each of the persons nominated by the Board in Proposal 1.

•
“FOR” the approval, by advisory vote, of the compensation of our named executive officers, as described in this proxy statement.

•
“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending March 31, 2021.

If you are a beneficial owner of shares of our common stock and your Nominee does not receive instructions from you about how your shares are to be voted, then your Nominee will have the discretion to vote your shares on the “routine” matter being considered at the Annual Meeting, but will not be able to vote your shares on the “non-routine” matters being considered at the Annual Meeting, meaning that broker non-votes will result for these matters.
In the event any director nominee declines or is unable to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the enclosed proxy card will vote for the election of such person or persons as may be designated by the present Board. As to any other business or matters which might otherwise properly come before the Annual Meeting, the enclosed proxy grants the proxy holders discretionary authority to vote on any other business that may properly come before the Annual Meeting, as well as any procedural matters. We have not been notified by any stockholder of any intention to present a stockholder proposal at the Annual Meeting.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
If you share an address with another stockholder, you may receive only one set of proxy materials unless you have provided instructions to the contrary. If you wish to receive a separate set of proxy materials now, please send your request to: Iteris, Inc., 1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705, Attention: Corporate Secretary. A separate set of proxy materials will be sent promptly following receipt of your request. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.
Who will count the votes?
The inspector of election for the Annual Meeting, who is appointed by the Board, will count the votes. It is expected that a representative of our transfer agent will serve as the inspector of election.

Proposal 1: Election of Directors
Seven persons have been nominated for election at the Annual Meeting. All directors are elected annually and hold office until the next annual meeting of stockholders, and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. On the recommendation of the Nominating and Corporate Governance Committee (the “NCG Committee”), our Board selected and approved the following persons as nominees for election at the Annual Meeting: Joe Bergera, Anjali Joshi, Gerard M. Mooney, Luke P. Schneider, Laura L. Siegal, Thomas L. Thomas and Dennis W. Zank. Each nominee is currently a member of our Board and has agreed to serve if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of the nominees named above.
We have no reason to believe that any of the director nominees will be unavailable to serve. In the event any of the director nominees named herein is unable to serve or declines to serve at the time of the Annual Meeting, the proxy holders named in the enclosed proxy will exercise discretionary authority to vote for substitutes.
Voting Requirements
In May 2018, our Board approved an amendment to the Company’s bylaws to implement a majority voting requirement for uncontested elections of directors. As a result, in such elections, a nominee must receive the affirmative vote of a majority of the votes cast with respect to that nominee. This means that the number of shares voted “FOR” a director nominee must exceed the number of votes cast as “AGAINST” that nominee’s election. In a contested election of directors (i.e., where the number of nominees exceeds the number of directors to be elected), then each director nominee shall be elected by a plurality of the votes of shares properly represented and entitled to vote in such election at such meeting. If the plurality voting standard applies, the available director seats will be filled with the candidates receiving the highest number of votes cast at such meeting.
Any director may resign at any time upon providing notice to the Company. Our Board has adopted a resignation policy, which requires that any incumbent director nominee who fails to receive the requisite majority vote in an uncontested election must tender to the Board for its consideration his or her resignation from the Board and from all of the Board committees on which he or she serves. The Board will then assess the appropriateness of such nominee continuing to serve as a director. In its discretion, the Board will decide whether or not to accept or reject the resignation. The policy also provides that any director who tenders his or her resignation will not participate in the Board action regarding the consideration of such resignation.

Recommendation of the Board of Directors
Our Board of Directors recommends a vote “FOR” each of the director nominees listed above.
Director Nominees
The table and narrative below set forth information as of July 24, 2020 regarding each director nominee, including the year they first became directors of Iteris, their business experience during at least the past five years, the public company boards on which they currently serve on or have served on during the past five years, and certain other biographical information. The NCG Committee believes that these persons have qualifications in competencies and expertise that are important to an effective board of directors, as further detailed in “Director Qualifications Matrix” under Corporate Governance, Board Meetings and Committees below.
Name	Age	Current Position(s) with Iteris
J. Joseph (“Joe”) Bergera	56	Chief Executive Officer, President and Director
Anjali Joshi(3)	60	Director
Gerard M. Mooney(1)(3)	66	Director
Thomas L. Thomas(2)(3)(4)	71	Chairman of the Board
Lucas (“Luke”) P. Schneider(2)	52	Director
Laura L. Siegal(1)(2)	57	Director
Dennis W. Zank(1)	65	Director

(1)
Current member of the Audit Committee

(2)
Current member of the Compensation Committee

(3)
Current member of the Nominating and Corporate Governance Committee

(4)
Our bylaws provide that our Chairman of the Board is also an ex-officio member of each of our Board committees.

J. Joseph (“Joe”) Bergera has served as our President and Chief Executive Officer and as a director since September 2015. Prior to joining us, Mr. Bergera served as Group Vice President, Software of Roper Technologies, Inc. (formerly, Roper Industries) since September 2011 and as President of iTradeNetwork, a Roper subsidiary, since August 2013. He was the Executive Vice President and General Manager, Tax Solutions at CCH Wolters Kluwer from March 2011 to September 2011 and served in senior executive positions with Sage Software from 2004 to March 2011, most recently as Executive Vice President, Global CRM. Prior to Sage Software, Mr. Bergera held senior roles at Infovista, Astrolink, MicroStrategy, and American Management Systems (acquired by CGI, Inc.). Mr. Bergera holds a B.A. degree in Government from Colby College, an M.B.A. from the Booth School of Business at the University of Chicago and an A.M. in Public Policy from the Harris School of Public Policy at the University of Chicago.
Anjali Joshi has served as a director of Iteris since June 2020. Until March 2019, Ms. Joshi served as Vice President of Product Management at Google, Inc. (“Google”), where she led Google’s product efforts focused on emerging markets. Prior to that, Ms. Joshi held various positions at Google from 2006 to 2016, including product development teams for Search and Image Search products, product management teams for Maps, Translate News and Global Infrastructure, and early efforts for Google Cloud and Fiber To The Home. Prior to Google, Ms. Joshi served as Executive Vice President of engineering for Covad Communications, Inc., a company providing voice and data communications products and services to consumers and businesses, from 1998 to 2003, and helped grow the company from a start-up to a public company. Before that, she held positions at AT&T Bell Labs, working in the areas of voice and high-speed data from 1990 to 1998. Since November 2019, Ms. Joshi has served as a board member of Lattice Semiconductor, a provider of low power FPGA solutions. Since September 2019, Ms. Joshi has served as a board member of MobileIron, a provider of mobile security solutions. Since July 2017, Ms. Joshi has served as a board member of The McClatchy Company, a publisher of newspapers and provider of digital marketing services, where she serves as a member of the compensation committee. She earned a bachelor’s degree in electrical engineering from the Indian Institute of Technology, a master’s degree in computer engineering from the State University of New York at Buffalo, New York, and a master’s degree in management science from Stanford University.
Gerard M. Mooney has served as a director of Iteris since September 2013. Mr. Mooney retired from International Business Machines Corporation (“IBM”) in March 2014, after serving in a number of senior positions since 2000. Most recently, he served as the Vice President Strategy for IBM’s Public Sector from February 2012 until his retirement, as the General Manager, Global Smarter Cities for IBM from November 2011 to February 2012, and as the General Manager, Global Government and Education for IBM from 2008 to November 2011. He served as Vice President of IBM’s Venture Capital Group from 2000 to 2008. Before joining IBM, Mr. Mooney held various management positions at Hewlett-Packard Company (“HP”) for six years, most recently as General Manager for New Business Initiatives related to technologies developed by HP Labs. Mr. Mooney joined HP from HP’s acquisition of Edge Emitter Technology (ETT), Inc., a development stage company commercializing a solid state print head device, where Mr. Mooney served as President. Mr. Mooney has extensive operational and financial experience across a broad range of technology-based companies, from start-ups to large public companies, and has considerable experience with the major customers in the intelligent transportation systems market. He previously served as a member of the board of directors of the Intelligent Transportation Society of America and is also active in the intelligent search technology, cognitive intelligence, AI, data mining and visualization tools industries. Mr. Mooney currently serves as a director of inno360 and cofounder of Swarm Intelligence LLC (formerly theinnovationexchange), which offers SaaS cognitive platforms. He received a B.A. degree in Philosophy from Mount Saint Mary’s College, an M.S. degree in Accounting from Georgetown University and an M.B.A. from Yale University.
Lucas (“Luke”) P. Schneider has served as a director of Iteris since July 2020. From August 2019 to July 2020, Mr. Schneider served as Chief Operating Officer of Wejo Ltd., an early-stage technology company focusing on connected vehicle data and analytics. From 2012 to December 2018, Mr. Schneider launched and served as the Chief Executive Officer and board member of Silvercar, Inc., an Austin, TX-based start-up focusing on consumer transportation mobility offerings using a proprietary technology platform, multiple vehicle fleets, and retail store operations. In 2017 Silvercar was acquired by Audi AG. From 2010 to 2012, Mr. Schneider served as Chief Technology Officer of Creative Kingdoms LLC, a motion-oriented sensing technology company in the live-action gaming space. Creative Kingdoms was acquired by Great Wolf Resorts in 2012. From 2007 through 2010 Mr. Schneider served as Chief Technology Officer of Zipcar, Inc., a car-sharing company, and founded its FastFleet division. From 2006 to its acquisition by Zipcar in 2007, Mr. Schneider served as Chief Technology Officer and Vice President of Strategy at Flexcar, Inc. a car sharing company. Prior to 2006, Mr. Schneider held various executive leadership positions in the early dot com era with companies including Verticalnet, B2eMarkets and consulting firm Pittiglio Rabin Todd & McGrath. Mr. Schneider began his career with Ford Motor Company, serving in multiple positions spanning product development, strategic planning, marketing and production operations. Mr. Schneider currently serves as a director of Plug Power Inc., which offers hydrogen and fuel cell technology solutions. He received a B.S. degree in Mechanical Engineering from University of Texas at Austin, and an M.S. degree in Industrial Administration from the Graduate School of Industrial Administration, known today as the David A. Tepper School of Business at Carnegie Mellon University.
Laura L. Siegal has served as a director of Iteris since May 2018. Ms. Siegal is currently Partner and Executive Vice President, Finance, at Acorn Growth Companies, a private equity firm focused on aerospace, defense and intelligence. From July 2013 to June 2019, Ms. Siegal was the Chief Financial Officer and a member of the board of directors at NEO Tech Inc., a manufacturer of products in the industrial, medical, and aerospace and defense markets. Prior to that, since 2000 Ms. Siegal served in various financial positions with Kratos Defense & Security Solutions, Inc. (“Kratos”) which was formerly Wireless Facilities Inc., including as its Principal Accounting Officer, Vice President and Corporate Controller from April 2006 to July 2013. Kratos is a publicly traded leading technology, intellectual property, proprietary product and system solution company that provides engineering, information technology and other technical services to government agencies. Throughout her career, she has held a variety of financial management positions in technology and consulting companies including Controller of MEC Analytical Systems. Since October 2019, Ms. Siegal has served as a director of Creation Technologies Ltd, a privately held company that provides end-to-end, scalable electronic manufacturing services to original equipment manufacturers and other companies around the world. Ms. Siegal is a Certified Public Accountant and received a B.A. degree in Economics from the University of California, San Diego.
Thomas L. Thomas has served as a director of Iteris since 1999 and as our Chairman of the Board since 2016. Mr. Thomas is the managing partner of T2 Partners, a private management consulting and investment business which he founded in January 2011. In addition, Mr. Thomas served as the Executive Chairman and CEO of International Decision Systems, a provider of software and solutions for the equipment finance market, from September 2009 to January 2011. From 2004 to July 2008, Mr. Thomas was the President and Chief Operating Officer of Global Exchange Services, a provider of business to business EDI and supply chain management solutions. Prior to that, Mr. Thomas served as the President and CEO at several software, analytics and technology companies, including HAHT Commerce, Ajuba Solutions, and Vantive Corporation, and as the first Chief Information Officer for Dell Computer Corporation and 3Com Corporation. Earlier in his career, Mr. Thomas also held various senior executive management positions at Kraft General Foods, Sara Lee Corporation and W. R. Grace. From July 2017 to July 2019, Mr. Thomas served as Chairman of the Board of Directors of VIP Software Corporation, a provider of software solutions in the insurance industry. Since 2012, Mr. Thomas has served as a director of Accurate Group, which specializes in the appraisal and title services business where technology has been instrumental in redefining the transaction model for the industry. He has also served on the board of directors of infoGroup, Inc. from January 2009 to July 2010, and served as a director on the boards of a wide range of technology companies, including ATL Products, Vantive Corporation, Interwoven, iManage, FrontRange Solutions, IDS International, and Quofore International.
Dennis W. Zank has served as a director of Iteris since January 2020. From January 2012 until stepping down in September 2018, Mr. Zank served as Chief Operating Officer of Raymond James Financial, Inc. (“RJF”) responsible for domestic private client group businesses as well as many of RJF’s corporate, administrative and sales support departments. Prior to that, Mr. Zank served as President of Raymond James & Associates, a subsidiary of RJF, responsible for domestic employee channel private client business, from October 2002 to January 2012. Prior to that, Mr. Zank served in a number of financial and operational management positions with RJF and RJF subsidiaries, holding titles such as Executive Vice President of Operations and Administration, Sr. Vice President, Controller and Treasurer, since joining the RJF in 1978. Mr. Zank served on the Board of Directors of RJF from 1996 to 2002. From 2000 to 2006, Mr. Zank served on the board of directors of the Options Clearing Corporation. He also served on the board of directors of the National Securities Clearing Corporation, from 1994 to 1997. Mr. Zank has been actively involved in the Corporate Mentorship Program at the University of South Florida since inception over 25 years ago. Mr. Zank holds a bachelor’s degree in accounting from the University of South Florida and a M.B.A. from the University of Tampa.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Corporate Governance, Board Meetings and Committees
Director Independence
Our policy is to have a majority of the directors qualify as “independent” under the standards established by The Nasdaq Stock Market (“Nasdaq”). The Board has determined that each of our directors, other than our Chief Executive Officer, Joe Bergera, satisfies the requirements for “independence” using the standards established by Nasdaq.
Board Structure
The Board does not have a policy regarding the separation of the roles of the CEO and Chairman of the Board as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board from time to time. However, the Board has determined that having an independent director serve as the Chairman is currently in the best interest of our company and stockholders in recognition of the different demands and responsibilities of the roles and to emphasize the independence of the role of Chairman. The Board also meets regularly in executive sessions.
Board Meetings and Committees
We currently have several standing committees of the Board, including the Audit Committee, the Compensation Committee, the NCG Committee, and, until July 2020, the Finance and Strategy Committee. The Audit Committee, the Compensation Committee, and the NCG Committee each has a written charter that is reviewed annually and revised as appropriate. A copy of each committee’s charter is available on the Investor Relations section of our website at www.iteris.com.
During Fiscal 2020, the Board and the various committees of the Board held the following number of meetings: Board of Directors — ten; Audit Committee — four; Compensation Committee — four; NCG Committee — two; and Finance and Strategy Committee — two. During Fiscal 2020, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of the standing committees of the Board on which such director served during that period.
Audit Committee.   The current members of our Audit Committee are Ms. Siegal and Messrs. Mooney and Zank. Mr. Zank serves as the Chairman of this committee. The Board has determined that each member of the Audit Committee is “independent” under the standards established by both the Nasdaq rules and the SEC rules regarding audit committee members. The Board has identified Mr. Zank as the member of the Audit Committee who qualifies as an “audit committee financial expert” under applicable SEC rules and regulations governing the composition of the Audit Committee.
The Audit Committee oversees on behalf of the Board (a) the conduct of the Company’s accounting and financial reporting processes, the audits of our financial statements and the integrity of the Company’s audited financial statements and other financial reports; (b) the performance of the Company’s internal accounting, internal auditing, and financial controls function; (c) the engagement, replacement, compensation, qualifications, independence and performance of our independent auditors, and (d) the portions of our Code of Ethics and Business Conduct and related policies regarding our accounting, internal accounting controls or auditing matters. The Audit Committee also reviews and approves or disapproves related party transactions identified in Item 404 of SEC Regulation S-K and makes recommendations to the full Board regarding the same.
The Audit Committee meets privately with our independent registered public accounting firm from time to time, and such firm has unrestricted access to, and reports directly to, the Audit Committee. The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021 and is recommending that our stockholders ratify this appointment at the Annual Meeting.
Compensation Committee.   The current members of our Compensation Committee are Ms. Siegal and Messrs. Thomas and Schneider. Mr. Thomas serves as the Chairman of this committee. The Board has determined that each member of the Compensation Committee is “independent” under the standards established by Nasdaq.
The primary purposes of the Compensation Committee are to (a) evaluate officer and director compensation policies, goals, plans and programs; (b) oversee compensation programs and policies for all employees as they relate to the Company’s risk management; (c) determine the cash and non-cash compensation of our directors and “executive officers” as defined in the rules promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (d) review, and make recommendations to the Board with respect to the administration of, our equity-based and other incentive compensation plans for all employees; (e) evaluate the performance of our executive officers; (f) assist the Board in evaluating potential candidates for executive officer positions with the Company and oversee management succession planning; and (g) produce the committee report required by the applicable rules and regulations of the SEC and other regulatory bodies for inclusion in our annual proxy statements.
The Compensation Committee meets periodically to review and establish the salaries, bonuses and incentive plans for our executive officers. The Compensation Committee considers a number of factors in determining the compensation plans and elements for, and the amount of each compensation element paid to, our executive officers, including publicly available data from independent outside sources, our general business conditions and objectives, and the committee’s subjective determination with respect to each executive’s contributions to such objectives. To assist the committee in its review, our Chief Executive Officer provides to the Compensation Committee his evaluations of the other executive officers and makes recommendations with respect to executive compensation matters; however, the final decisions regarding the compensation of our executive officers are made by the Compensation Committee. The Compensation Committee retained Frederic W. Cook & Co., Inc., an independent compensation consultant (“FW Cook”), to advise on executive compensation. FW Cook did not provide any other services to us in Fiscal 2020 beyond its engagement as an advisor to the Compensation Committee on executive compensation matters. The Compensation Committee assessed the independence of FW Cook pursuant to SEC and Nasdaq rules and concluded that no conflict of interest existed that would have prevented FW Cook from serving as an independent consultant to the compensation committee currently or during Fiscal 2020.
Nominating and Corporate Governance Committee.   The current members of the NCG Committee are Ms. Joshi and Messrs. Mooney and Thomas. Mr. Mooney serves as the Chairman of this committee. The Board has determined that each member of the NCG Committee is “independent” under the standards established by Nasdaq.
The primary purposes of the NCG Committee are to assist the Board in (a) establishing the minimum qualifications for director nominees; (b) identifying and evaluating director nominees; (c) recommending to the Board candidates for the Annual Meeting of Stockholders or to fill any vacancies on the Board; and (d) developing and assessing corporate governance policies and making recommendations related to such policies to the Board.
Finance and Strategy Committee.   For Fiscal 2020, the members of the Finance and Strategy Committee consisted of Dr. Daly and Messrs. Mooney and Thomas, with Dr. Daly serving as the Chairman of this committee. Dr. Daly served on the Finance and Strategy Committee until stepping down from the Board on March 31, 2020. The Finance and Strategy Committee held no meetings since the end of Fiscal 2020. In July 2020, the Board determined that the Finance and Strategy Committee was no longer necessary and decided to dissolve the Finance and Strategy Committee. The full Board will absorb the Finance and Strategy Committee’s purpose in its role regarding issues impacting the financial structure and strategic direction of the Company, including, but not limited to, revisions to our capital structure, mergers, acquisition and divestiture activities, as well as changes to the scope and mix of business.
Criteria for Director Candidate Qualifications
Our NCG Committee applies the same standards in considering director candidates submitted by stockholders as it does in evaluating other candidates, including incumbent directors. The identification and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the Board from time to time. As a result, there is no specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our Certificate of Incorporation, Bylaws and charters of the Board’s committees. However, the NCG Committee and the Board have identified the following skills and qualifications listed below as important criteria for membership on our Board:
➢
Board Experience — Experience serving on public company boards of directors.

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Data/Analytics — A demonstrated understanding of data and analytics, as well as the ability to commercialize the resulting processes, techniques and/or insights.

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Diversity — Representation of gender, racial, ethnic and/or other diverse perspectives that expand the Board’s understanding of the needs and viewpoints of our customers, partners, employees, governments and other stakeholders worldwide.

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Financial Sophistication — Past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.
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Growth/Value Creation — Demonstrated experience in entrepreneurial growth and/or other transformational operating models resulting in measurable increase in stockholder value.

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Mergers and Acquisitions (M&A) — Experience evaluating and leading acquisitions and other strategic transactions, with the ability to assess “build or buy” decisions, analyze the fit of a target with our strategy and culture, accurately value transactions, and evaluate operational integration plans.

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Operating Leadership — Experience as a chief executive officer, president, chief operating officer or general manager leading an organization our size or bigger.

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Product/Technology — Experience working in technology, resulting in knowledge of how to anticipate technological trends, generate disruptive innovation, and extend or create new business models.

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SaaS/IaaS — Experience in software-as-a-service (SaaS), infrastructure-as-a-service (IaaS) and/or subscription-based, software-enabled service delivery models.

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Sales and Marketing — Experience developing strategies to grow sales and market share, build brand awareness and equity, and enhance enterprise reputation.

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Smart Mobility — Experience related to the application of cloud computing, artificial intelligence, advanced sensors, advisory services and/or managed services to the transportation sector, including mobility-as-a-service, connected and automated vehicles and/or transportation infrastructure.

Director Qualifications Matrix
The following matrix shows how the NCG Committee has applied our director qualifications to the director nominees and identifies areas of expertise and experience that may benefit the Board in the future and led to each nominee’s selection as a member of the Board, as well as gaps in those areas that may arise as directors retire.
Selection Process for Nomination of Director Candidates
The NCG Committee regularly reviews the composition of the Board, including the qualifications, expertise and characteristics that are represented in the current Board as well as the criteria it considers needed to support our long-term strategy. In its most recent search processes to add new directors to the Board, the NCG Committee has retained an independent search firm to identify and vet candidates. After an in-depth review of the candidates, the NCG Committee recommends candidates to the Board in accordance with its charter, our Certificate of Incorporation and Bylaws and our criteria for director candidate qualifications described above. After careful review and consideration, the Board will nominate candidates for election, or re-election, at our annual meeting of stockholders. The Board may appoint a director to the Board during the course of the year to serve until the next meeting of stockholders.
Director Tenure and Refreshment
When recommending to the Board the slate of director nominees for election at our annual meeting of stockholders, the NCG Committee strives to maintain an appropriate balance of tenure, turnover, diversity and skills on the Board. The Board believes that refreshment is important to help ensure that Board composition is aligned with the needs of the Company as our business evolves over time, and that fresh viewpoints and perspectives are regularly considered. The Board also believes that over time directors develop an understanding of the Company and an ability to work effectively as a group. Because this provides significant value, a degree of continuity year-over-year is beneficial to stockholders and generally should be expected. All our directors are elected each year to hold office until the next annual meeting and until their successors are elected and qualified. Because tenure or age limits could cause the loss of experience or expertise important to the optimal operation of the Board, there are no absolute limits on the length of time that a director may serve.
Our nominees have average tenure on our Board of approximately 6 years, and the following table shows the range of tenures of our director nominees, evidencing the Board refreshment we have undertaken in recent years:
Years of Tenure	Directors
0 – 2 years	3
2 – 5 years	2
5+ years	2
Stockholder Nomination of Director Candidates
The NCG Committee will consider candidates for directors recommended by our stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in our next proxy statement. This committee will evaluate such recommendations applying its regular nominee criteria. Eligible stockholders wishing to recommend a nominee must submit such recommendation in writing to the NCG Committee Chair, care of our Corporate Secretary, by the deadline for stockholder proposals set forth in our last proxy statement, specifying the following information: (a) the name and address of the nominee, (b) the name and address of the stockholder making the nomination, (c) a representation that the nominating stockholder is a stockholder of record of our stock and entitled to vote at the next annual meeting and intends to appear in person or by proxy at such meeting to nominate the person specified in the notice, (d) the nominee’s qualifications for membership on the Board, (e) all of the information that would be required in a proxy statement soliciting proxies for the election of the nominee as a director, (f) a description of all direct or indirect arrangements or understandings between the nominating stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to whose request the nomination is being made by the stockholder, (g) all other companies to which the nominee is being recommended as a nominee for director, and (h) a signed consent of the nominee to cooperate with reasonable background checks and personal interviews, and to serve as a director, if elected. In connection with its evaluation, the NCG Committee may request additional information from the candidate or the recommending stockholder, and may request an interview with the candidate. The NCG Committee has the discretion to decide which individuals to recommend for nomination as directors.
No candidates for director nominations were submitted to the NCG Committee by any stockholder in connection with the election of directors at the Annual Meeting.
Risk Oversight Role
The Board is responsible for overseeing our risk management, but its duties in this regard are supplemented by certain committees of the Board, as described in the table below. In connection with its responsibilities relating to risk assessment, our full Board periodically engages in discussions of the most significant risks that the Company is facing (including cyber security risks); and how these risks are being managed.

Audit Committee
• Focuses on financial risk of the Company
• Reviews internal controls and the Company’s financial statements with the CEO, CFO and the external and internal auditors.
• Oversees risks assessment and risk management (and its applicable processes) by management and our independent auditors relating to key financial, accounting and reporting policies.
• Oversees the selection, appointment, retention, compensation, evaluation and performance of the work of the Company’s independent auditors.
• Meets quarterly with CEO, CFO and the Company’s external independent auditors in executive session.
Compensation Committee
• Oversees risks associated with our compensation policies and programs with respect to both executive compensation and compensation for all employees generally.
• Utilizes external independent compensation consultant to assist in designing and reviewing compensation policies and programs, including the potential risks created by the policies and programs.
• Assists Board in overseeing the Company’s executive management succession planning.

•
Oversees the process for conducting the annual risk assessment of the Company’s compensation programs and policies, including retaining, from time to time, third party consultants to assess risk. See “Compensation Risk Assessment” below.

Nominating and Corporate Governance Committee
• Oversees risks relating to certain legal and regulatory compliance risks with respect to the Company’s corporate governance policies and standards.
• Oversees compliance and risks related to Board structure, directors and director nominations.
• Oversees risks related to compliance matters by reviewing on at least an annual basis issues and developments related to corporate governance.
• Oversees risks related to the Company’s compliance with the listing standards and the Sarbanes/Oxley Act.
Changes in Nominating Procedures
There have not been any material changes to the procedures by which security holders may recommend nominees to our Board that were implemented since we last disclosed such procedures.
Stockholder Communications
The Board has implemented a process by which stockholders may send written communications directly to the attention of the Board, any committee of the Board or any individual Board member, care of our Corporate Secretary. The name of any specific intended Board recipient should be noted in the communication. Our Corporate Secretary will be primarily responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and important substantive corporate or Board matters. Communications that are of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration will not be forwarded to the Board. Stockholders who wish to communicate with the Board can submit a written request to Iteris, Inc., 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705; Attention: Corporate Secretary.
Annual Meeting Attendance
We do not have a formal policy regarding attendance by members of our Board at annual meetings of our stockholders; however, directors are encouraged to attend all such meetings. For our 2019 annual meeting of stockholders, two of our then-current directors attended such meeting.
Policy against Hedging and Pledging
The Company does not currently have a policy against hedging or pledging in our equity securities by our officers, directors or employees.

Director Compensation
Compensation of directors is determined by the Compensation Committee. The Compensation Committee has approved a compensation structure for non-employee directors consisting of a cash retainer, an annual equity award and, for Board members serving on a committee, an additional cash retainer. Directors who are our employees are not compensated for their services as directors.
Board and Committee Retainers
For Fiscal 2020, annual cash compensation for non-employee directors was as follows:
Position	Annual Retainer
Chairman of the Board	$65,000
Non-Employee Director (other than the Chairman)	$35,000
Additional retainers for each non-employee director who served on one or more Board committees in Fiscal 2020 were as follows:
Position	Annual Retainer
Audit Committee
Chair	$12,000
Member	$6,000
Compensation Committee
Chair	$9,000
Member	$4,500
Nominating and Corporate Governance Committee
Chair	$4,000
Member	$2,000
Finance and Strategy Committee
Chair	$9,000
Member	$4,500
All directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of our Board and its committees, but they do not receive separate meeting fees.

Annual Equity Compensation
Non-employee directors are also eligible to receive periodic restricted stock units (“RSUs”) under the Company’s equity incentive plan then in effect. Each non-employee director shall be granted an annual RSU award upon approval of the grant by the Compensation Committee as soon as reasonably practicable following the annual meeting of stockholders at which such director is re-elected. The annual RSU grant to directors shall be worth approximately $40,000 based on the closing price of the Company’s common stock on the RSU grant date. Each RSU entitles the holder to receive one share of the Company’s common stock upon vesting of such unit. Each annual RSU generally vests on the date of the first annual stockholder meeting following the date of grant. If a non-employee director joins the Board in between annual stockholder meetings, such director will receive an RSU for a pro rata portion of the annual grant, which typically vests in full on the date of the first annual stockholder meeting following the date of grant.
2020 Director Compensation Table
The following table sets forth a summary of the compensation earned in Fiscal 2020 by each person who served as a non-employee director during that year:
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Kevin C. Daly, Ph.D.(3)	$50,500	$40,001	$90,501
Scott E. Deeter(4)	43,233	40,001	83,234
Gerard M. Mooney	49,500	40,001	89,501
Laura L. Siegal	38,967	40,001	78,968
Thomas L. Thomas	79,256	40,001	119,257
Mikel H. Williams(5)	36,750	—	36,750
Dennis W. Zank(6)	6,827	25,683	32,510

(1)
Represents amounts earned by the directors based on the arrangements described above, which amounts have been prorated for directors who served on Board committees for less than a full term.

(2)
The dollar amounts shown represent the grant date fair value of restricted stock unit awards granted in Fiscal 2020 determined in accordance with ASC 718. For a discussion of valuation assumptions used in the calculations, see Note 8 of Notes to Consolidated Financial Statements, included in Part II, Item 8 in the Annual Report. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates” in Part II, Item 7 in the Annual Report.

For each director, the number of units was determined by dividing $40,000 by $4.82, the closing sales price of the Company’s common stock on the grant date. At the end of Fiscal 2020, the above-listed directors held options for the following number of shares of common stock: Kevin C. Daly — 55,000; Scott E. Deeter — 0; Gerard M. Mooney — 40,000; Laura L. Siegal — 0; Thomas L. Thomas — 0; Mikel H. Williams — 0; and Dennis W. Zank — 0. At the end of Fiscal 2020, the above listed directors held RSUs for the following number of shares of common stock: Kevin C. Daly — 8,299; Scott E. Deeter — 8,299; Gerard M. Mooney — 8,299; Laura L. Siegal — 8,299; Thomas L. Thomas — 8,299; Mikel H. Williams — 0; and Dennis W. Zank — 4,855.
(3)
Dr. Daly stepped down from the Board on March 31, 2020.

(4)
Mr. Deeter stepped down from the Board on July 15, 2020 concurrently with the appointment of Mr. Schneider.

(5)
Mr. Williams stepped down from the Board on November 14, 2019.

(6)
Mr. Zank joined the Board in January 2020, accordingly, Mr. Zank earned pro-rated Board fees in Fiscal 2020.

Director Stock Ownership Guidelines
Pursuant to stock ownership guidelines adopted by the Board in February 2016 with a five-year phase-in period, non-employee members of the Board are required to own shares of Company common stock having a value equal to or greater than three times their annual cash Board retainer, which is currently set at $35,000 per year. Unexercised stock options do not count toward fulfillment of this ownership requirement. Each director will have until the later of (i) February 2021 and (ii) five years from the time he or she is elected to the Board, to meet the stock ownership guidelines.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of the Board or Compensation Committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee. No interlocking relationship exists between any member of the Board and any member of the Compensation Committee (or other committee performing equivalent functions) of any other company.

Proposal 2: Advisory Vote Regarding Executive Compensation
In accordance with Section 14A of the Exchange Act, stockholders have the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. Commonly known as a “say-on-pay” vote, this proposal gives our stockholders the opportunity to express their views on our executive compensation policies and programs and the compensation paid to the named executive officers.
We are asking our stockholders to indicate their support of the compensation of our named executive officers, as described in this proxy statement by approving the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.”
The Board of Directors recommends a vote FOR approval of the advisory resolution because it believes that the Company’s executive compensation policies and practices are effective in achieving the Company’s goals of attracting, retaining, and motivating highly talented executives, rewarding sustained financial and operating performance, and aligning the executives’ interests with those of the stockholders.
The vote on this proposal is advisory and therefore not binding on the Company, the Board of Directors or the Compensation Committee. Although the vote is non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results in future decisions regarding executive compensation.
Stockholder Approval
The affirmative vote of a majority of the common stock, present or represented by proxy and entitled to vote at the Annual Meeting, will be required for approval of this proposal.
Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote “FOR” the advisory resolution approving the compensation of our named executive officers as disclosed in this proxy statement.

Executive Officers
The table below sets forth certain information, as of July 24, 2020, regarding our executive officers.
Name	Age	Capacities in Which Served
J. Joseph (“Joe”) Bergera	56	Chief Executive Officer, President and Director
Douglas L. Groves	58	Chief Financial Officer, Senior Vice President of Finance and Secretary
Todd Kreter	60	Senior Vice President and General Manager, Roadway Sensors
Ramin Massoumi	47	Senior Vice President and General Manager, Transportation Systems
The following is a brief description of the capacities in which the above persons have served the Company and their business experience during at least the past five years. The biography of Mr. Bergera appears earlier in this proxy statement. See “Proposal 1: Election of Directors.”
Douglas L. Groves has served as our Senior Vice President and Chief Financial Officer, since he joined on December 4, 2019. Mr. Groves has more than 30 years of unique and highly valuable experience. Most recently, he served as Vice President, Chief Financial Officer and Treasurer of Ducommun, Inc., through June 2019, having joined the company in January 2013. Through December 2012, he held the position of Corporate Vice President and Chief Information Officer at Beckman Coulter, following a series of financial roles at the company beginning in January 1998. Beckman Coulter was acquired by Danaher Corporation in February 2011. Prior to joining Beckman Coulter, Mr. Groves was corporate controller of a privately held civil engineering firm and senior auditor and consultant at Deloitte & Touche. Mr. Groves holds an M.B.A. from the University of Southern California and a B.S. degree in Accountancy from California State University, Long Beach.
Todd Kreter has served as our Senior Vice President and General Manager, Roadway Sensors since May 2014. Mr. Kreter served as our Senior Vice President, Sensors Development and Operations from May 2009 to May 2014 and as Vice President of Engineering from November 2007 to May 2009. Prior to joining us, Mr. Kreter served in a number of executive positions at Quantum Corporation, most recently as the VP Global Services from 2004 to January 2007, where he managed the company’s worldwide customer service organization. Mr. Kreter holds a B.S. degree in Mechanical Engineering from California State University, Fullerton.
Ramin Massoumi has served as our Senior Vice President and General Manager, Transportation Systems since March 2015. Mr. Massoumi joined Iteris in 1998 and served in a number of executive and managerial positions prior to the promotion to his current position, most recently as our Vice President of Business Development from June 2011 to March 2015. Mr. Massoumi also serves as a director of the Intelligent Transportation Society of America’s National and California State Chapter Boards of Directors and as a lecturer of upper division courses on transportation engineering, ITS and multi-modal operation at University of California, Irvine. Mr. Massoumi holds a B.S. degree in Civil Engineering from the University of California, Irvine, and an M.S. degree in Engineering from the University of California, Berkeley, and an M.B.A. from the University of Southern California.

Executive Compensation and Other Information
Executive Compensation
The following is a summary of the compensation policies, plans and arrangements for our executive officers. This summary should be read in conjunction with the Summary Compensation Table and related disclosures set forth below. We are eligible to, and have chosen to, comply with the executive compensation disclosure rules applicable to a “smaller reporting company,” as defined in the applicable SEC rules, but we have also voluntarily included additional disclosure about our executive compensation program to help our stockholders understand our executive compensation program. This section discusses the principles underlying our compensation policies for our officers who are named in the “Summary Compensation Table” below, who we refer to as our “named executive officers” or “NEOs” for Fiscal 2020:
•
J. Joseph (“Joe”) Bergera, our Chief Executive Officer, President and Director;

•
Douglas L. Groves, our Chief Financial Officer, Senior Vice President of Finance and Secretary; and

•
Ramin Massoumi, our Senior Vice President and General Manager, Transportation Systems.

•
Andrew Schmidt, our former Chief Financial Officer, Vice President of Finance and Secretary.

Fiscal 2020 Business Results Summary
We are a provider of smart mobility infrastructure solutions. Municipalities, government agencies, and other transportation infrastructure providers use our solutions to monitor, visualize, and optimize mobility infrastructure to help ensure roads are safe, travel is efficient, and communities thrive. Our reportable segments consist of: Roadway Sensors, Transportation Systems, and, prior to May 5, 2020, Agriculture and Weather Analytics (“AWA”). During Fiscal 2020, we made significant progress across a range of financial and strategic dimensions, including the highlights below.
•
Reported Fiscal 2020 total revenue of $114.1 million, representing a 15% increase over the $99.1 million that we reported in Fiscal 2019;

•
Recorded total net bookings for Fiscal 2020 of $121.0 million, up 15% year over year(1);

•
Completed a subscribed public offering of 6,182,797 shares of our common stock in June 2019 that resulted in net proceeds of $26.8 million;

•
Completed the acquisition of Albeck Gerken, Inc. which enhanced our presence in Florida, a strategic geography, and contributed approximately $6.4 million of service revenue and approximately $1.7 million of net income;

•
Prepared for the transaction to sell the Company’s AWA business segment to DTN, LLC (“DTN”), which was closed on May 5, 2020 for a total purchase price of $12.0 million. DTN is an operating company of TBG AG, a Swiss-based holding company; and

•
Negotiated certain ancillary agreements with DTN that will provide us with ongoing access to weather and pavement data that it integrates into our transportation software products, and a joint development agreement under which the parties agreed to pursue future joint opportunities in the global transportation market.

(1)
Net bookings is an operational measure representing the total dollar value of all definitive contracts executed during the relevant period, net of cancellations of previously authorized contract funding.

Fiscal 2020 Executive Compensation Results Overview
The Compensation Committee did not make any material changes to the named executive compensation program for Fiscal 2020 as compared to Fiscal 2019. As previously stated, the named executive compensation plan is composed of three elements; base salary, short-term annual incentive, and long-term equity incentive. The base salaries reflect the market for similar roles at similar companies. The short-term incentives have specific targets tied to the company’s financial performance. Below is a summary of the results of our executive compensation program for Fiscal 2020:
•
In the first half of Fiscal 2020, after reviewing pay governance guidelines, receiving guidance from the Compensation Committee’s compensation consultant, FW Cook, reviewing prevailing compensation practices, and evaluating recent Company performance, the Compensation Committee approved the base salary increases for the named executive officers. These increases averaged 3.4% for our named executive officers.

•
Our named executive officers’ target bonuses for Fiscal 2020 remained unchanged from the target bonus levels in place during Fiscal 2019. Messrs. Bergera and Groves’ annual bonus targets were Iteris revenue and Iteris adjusted operating income. Because Mr. Massoumi leads the Transportation Systems business unit, he had four targets, including Iteris revenue, Iteris adjusted operating income, Transportation Systems revenue and Transportation Systems contribution margin. The annual cash performance bonuses for the named executive officers in Fiscal 2020 were earned at 56% of target for Messrs. Bergera and Groves, and 89% of target for Mr. Massoumi. The corporate bonus objectives for Messrs. Bergera and Groves paid out on the Iteris revenue target but missed the minimum threshold on the Iteris adjusted operating income target. Mr. Massoumi’s bonus paid out on both Transportation Systems revenue and Transportation Systems contribution margin targets (in addition to performance against the Iteris revenue). Individual performance against management performance objectives is also considered in determining the final annual bonus payouts. See “Fiscal 2020 Cash-Based Bonus Plan” table below for further details about results of our annual cash-based bonus program for Fiscal 2020.

•
The long-term incentive compensation program for named executive officers for Fiscal 2020 consisted of stock options that vest over four years at a rate of 25% per year, which was consistent with typical peer practices.

•
Commencing in Fiscal 2021, in response to stockholder feedback, the Company updated its long-term incentive compensation program to incorporate the use of performance-based restricted stock units (“PSUs”).

•
Commencing with Fiscal Year 2021, the Company has rebalanced management’s long-term incentive compensation to include a mix of stock options (50%), restricted stock units (“RSUs”) (25%), and PSUs (25%) (with percentages measured based on the awards’ grant date values, assuming target level achievement of applicable performance goals in the case of PSUs).See “Fiscal 2021 Long-Term Incentive Compensation Updates” below for further details about updates to the executive compensation plan for Fiscal 2021.

Characteristics of our Executive Compensation Programs
Our executive compensation programs include a number of practices intended to align the interests of management and our stockholders.
What We Have	What We Do Not Have

+
We have approximately 68% of target direct compensation for the chief executive officer (and 53% of the other named executive officers) that is performance-based or is at-risk

+
We have a performance-based long-term incentive plan commencing in Fiscal 2021 that utilizes PSUs, RSUs, and stock options

+
We have a clawback policy in place for our annual and long-term incentive plans

+
We have stock ownership guidelines in place for directors

+
We have an independent compensation consultant to advise our Compensation Committee

+
We have ongoing stockholder outreach efforts to obtain input on our compensation practices

✓
We do not provide 280G excise tax gross-ups

✓
We do not provide any pension or supplemental retirement benefits

✓
We do not provide for any “single trigger” equity vesting for equity awards

✓
We prohibit repricing options without shareholder approval

✓
We prohibit granting stock options with an exercise price below 100% of fair market value

✓
We do not provide any perquisites

Impact of 2019 Say-on-Pay Vote
The most recent stockholder advisory vote on named executive officer compensation required under the SEC rules was held on September 12, 2019. Approximately 72.4% of the total votes cast on such proposal (which excluded broker non-votes) were in favor of the compensation of our named executive officers. Based both on this result and the Board’s commitment to continue to strengthen the compensation plan for the Company’s named executive officers, the Compensation Committee evaluated and modified elements of the Company’s compensation plan to better align management’s long-term incentive compensation with stockholder interests. Specifically, the Company determined that, commencing in Fiscal 2020, a portion of long-term incentive compensation will be granted in the form of performance stock units (“PSUs”), which may be earned based on the achievement of certain financial performance and total stockholder return metrics. Prior to implementing these changes to our long-term incentive compensation, the Company invited several of our largest stockholders to provide comments on the proposed changes and accordingly made adjustments to the original proposal to reflect investor feedback prior to finalizing the plan structure.
As the Company continues to grow and mature, the Compensation Committee will continue to make appropriate adjustments to our management team’s long-term incentive compensation. Currently, based on the voting preference of the Company’s stockholders, advisory votes on executive officer compensation will be conducted every year. The Compensation Committee will continue to take into account each such advisory vote in order to determine whether any subsequent changes to the Company’s executive compensation programs and policies would be warranted to reflect any stockholder concerns reflected in those advisory votes.

Compensation Philosophy and Objectives
Our executive compensation plans and arrangements are overseen and administered by our Compensation Committee, which is comprised entirely of independent directors as determined in accordance with applicable Nasdaq and SEC rules. Our philosophy is to provide our named executive officers with compensation that will motivate and retain them, provide them with meaningful incentives to achieve and exceed short-term and long-term corporate objectives set by our Compensation Committee, and align their long-term interests with those of our stockholders. Based on this philosophy, the compensation programs for our named executive officers are designed to achieve the following primary objectives:
•
establish a compensation structure that is competitive enough to attract, retain and motivate outstanding executive talent;

•
ensure that any cash incentive compensation programs for our named executive officers are aligned with our corporate strategies and business objectives by tying the potential payouts under such programs to the achievement of key strategic, financial and operational goals; and

•
utilize long-term equity awards to align interests between our named executive officers and stockholders.

Annual Review of Cash and Equity Compensation; Role of Compensation Consultant
We conduct an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers to ensure that compensation is structured appropriately to achieve our objectives. We review each component of compensation as related but distinct. Although the Compensation Committee reviews total compensation, it has not adopted any formal guidelines for allocating total compensation between cash and equity compensation. We determine the appropriate level of each compensation component based in part, but not exclusively, on our retention goals and short-term and long-term objectives.
This review generally occurs in the first quarter of each fiscal year at which time the Compensation Committee establishes executive officer base salaries for the following fiscal year, reviews and approves any bonus awards and programs, establishes the performance objectives for our cash based bonus plan, and may grant equity compensation to the executive officers to ensure their interests are aligned with our stockholders and for retention.
In Fiscal 2020, the Compensation Committee retained the services of an independent compensation consulting firm, FW Cook, to advise on executive compensation. FW Cook provided the Compensation Committee with market data and analysis of our total direct compensation for such executive officer positions as compared with the competitive market. FW Cook reports only to the Compensation Committee and did not performed any other work for the Company during Fiscal 2020 beyond its services related to executive compensation. As provided in its charter, the Compensation Committee has the authority to determine the scope of FW Cook’s services and may terminate their engagement at any time.
As part of the review process, our Chief Executive Officer provides our Compensation Committee with recommendations as to the base salary, cash bonus potential and long-term equity incentive awards for each of our executive officers other than himself based on that officer’s level of responsibility, individual performance and contribution to the attainment of our strategic corporate objectives and market data. Our Compensation Committee takes the Chief Executive Officer’s recommendations into consideration in setting named executive officer compensation, but retains complete discretionary authority to make all compensation-related decisions for our named executive officers. Our Compensation Committee makes its compensation decisions with respect to the Chief Executive Officer on the basis of relevant market data furnished by a variety of sources and its subjective assessment of individual performance and contributions to our overall corporate performance. Any decisions regarding our Chief Executive Officer’s compensation are made without such officer present.

Peer Groups
The Compensation Committee benchmarks our compensation programs to a peer group, which consists of publicly-traded technology companies in the applications software, systems software, and technology hardware industry categories, that are similar in size, as measured by revenues and market capitalization.
As of October 1, 2019, when competitive analyses were conducted for Fiscal 2020, the peer revenues ranged from $55 million to $254 million, with a median of $104 million, which compared to Iteris’ revenues of $99 million. Market capitalization on October 1, 2019 for the peers ranged from $41 million to $936 million, with a median of $180 million, which compared to Iteris’ market capitalization of $219 million.
The Fiscal 2020 peer group consisted of the following companies(1):

•
Agilysys, Inc.

•
AutoWeb, Inc.

•
Clearfield, Inc.

•
Digi International Inc.

•
Digital Turbine, Inc.

•
EMCORE Corporation

•
Intevac, Inc.

•
IntriCon Corporation

•
KVH Industries, Inc.

•
Majesco

•
MobileIron, Inc.

•
Napco Security Technologies, Inc.

•
OneSpan Inc.

•
PCTEL, Inc.

•
Perceptron, Inc.

•
RealNetworks, Inc.

•
SeaChange International, Inc.

•
Telenav, Inc.

•
TransAct Technologies Incorporated

•
Upland Software, Inc.

•
Zix Corporation

(1)
Three companies were acquired from the Fiscal 2019 peer group and thus were removed for Fiscal 2020. These companies were Aerohive Networks, Inc., Maxwell Technologies, Inc., and Quantenna Communications, Inc.

The Compensation Committee evaluates our compensation program versus that of the peer companies with respect to both individual pay levels as well as the structure of the program. The Compensation Committee uses this data primarily to ensure that our executive compensation program as a whole is competitive. Market data is one of several factors that is used to evaluate compensation levels. Other factors may include individual and company performance, experience in the role, responsibility level, and internal equity.

Compensation Components and Structure
We utilize four main components in structuring compensation programs for our named executive officers:
Pay Component	Rationale and Value to Stockholders
Base Salary
•
Only fixed compensation element in the executive compensation program

•
Recruit and retain executive talent and provide an element of economic security from year-to-year

•
Reflects competitive market conditions

Performance-Based Cash Bonus (Short-Term Incentive Program)	• Motivates achievement of strategic priorities for the fiscal year as measured by financial and operational metrics • Diversified group of metrics to drive growth and stockholder value
Equity Incentive Awards (Options, RSUs and PSUs)(1)
•
Encourages focus on long-term stockholder value creation (and PSUs link compensation to achievement of specified corporate financial performance objectives)

•
Aligns to stockholders interests

•
Provides long-term retention incentive of our executive talent

(1)
Historically, the long-term incentive compensation for our named executive officers was largely in the form of stock options. Commencing in Fiscal 2020, the long-term incentive compensation component for our named executive officers will consist of stock options, RSUs and PSUs. For Fiscal 2020, the Company updated its long-term incentive compensation program to incorporate the use of performance-based PSUs. See “Fiscal 2021 Long-Term Incentive Compensation Updates” below for further details about updates to the executive compensation plan for Fiscal 2021.

We view each component of compensation as related but distinct. It is the practice of our Compensation Committee to allocate a substantial portion of each named executive officer’s total compensation to performance and long-term incentive compensation as a result of the philosophy described above. While the Compensation Committee does establish specific performance criteria for its cash-based bonus plan each year, there is no formal pre-established policy for the allocation of compensation between cash and non-cash components or between short-term and long-term components, and there are no pre-established ratios between the compensation of our Chief Executive Officer and that of the other named executive officers. Instead, our Compensation Committee determines the compensation of each named executive officer annually based on its review of the market data, its subjective analysis of that individual’s performance and contribution to our financial performance and the other factors identified in the “Annual Review of Cash and Equity Compensation” section above to determine the appropriate level and balance of total compensation. We believe that this approach allows us to tailor compensation for each named executive officer to attract, retain and motivate that executive officer within the parameters of our compensation philosophy.
Base Salaries.   Base salaries are set at levels that are intended to recognize the experience, skills, knowledge and responsibilities required of all of our named executive officers. Each named executive officer’s base salary level is typically reviewed on an annual basis and adjustments may be made to the individual’s base salary on the basis of his or her level of performance, the overall performance of the Company and the various compensation trends in our industry.

In May 2019, the Compensation Committee reviewed the base salaries of the named executive officers and established the base salaries for Fiscal 2020 for such officers as set forth below:
Named Executive Officer	Fiscal 2020 Annual Base Salary
J. Joseph (“Joe”) Bergera	$430,000
Douglas L. Groves(1)	400,000
Andrew Schmidt(2)	373,375
Ramin Massoumi	280,000

(1)
Mr. Groves was hired December 4, 2019, and his Fiscal 2020 base salary was set by the Compensation Committee with his commencement of employment.

(2)
Mr. Schmidt ceased to serve as our Chief Financal Officer, Vice President of Finance and Secretary on December 4, 2019.

Fiscal 2020 Cash-Based Bonus Plan (“2020 Bonus Plan”).   Our named executive officers are eligible to receive an annual cash-based bonus under our 2020 Bonus Plan. Each year, our Compensation Committee establishes the performance objectives to be attained and the target bonuses payable based on the level of attainment of the specified goals, which generally include the Company’s revenues and adjusted operating income for the fiscal year, the revenues and contribution margin of such officer’s business unit, and personal objectives set for each officer (“MBOs”). We define “contribution margin” as the business unit’s adjusted operating income without corporate expense allocations. Corporate adjusted operating income and the adjusted operating income of each business unit is calculated on a non-GAAP basis to exclude amortization, depreciation, stock-based compensation, goodwill impairment charge, if any, and such other non-cash items that the Compensation Committee, in its sole discretion, believes are not directly indicative of the performance of the Company and the business units.
Mr. Bergera’s Fiscal 2020 annual bonus was based 20% on achievement of his MBOs, including among other things, achieving certain acquisition and post-acquisition integration objectives and executing on other strategic transformation activities. The Compensation Committee determined Mr. Bergera successfully executed on his MBOs, resulting in a 99% payout of the MBOs portion of his fiscal 2020 annual bonus.
Mr. Groves’ Fiscal 2020 annual bonus was based 20% on achievement of his MBOs, including certain strategic transformation initiatives, talent recruitment and development, succession planning, attainment of certain expense reductions, and certain contributions to strategic financial planning for the Company. The Compensation Committee determined Mr. Groves successfully executed on his MBOs, and determined Mr. Groves earned 100% of the MBOs portion of his fiscal 2020 annual bonus.
Mr. Massoumi’s Fiscal 2020 annual bonus was based 20% on achievement of his MBOs, including the development and enhancement of certain solutions, achievement of new customer and market development activities in the Transportation Systems business segment, and achievement of certain bookings targets. The Compensation Committee determined Mr. Massoumi successfully executed on his MBOs, resulting in a 98% payout of the MBOs portion of his Fiscal 2020 annual bonus.

The corporate and business unit performance targets and the actual achievement of such objectives for Fiscal 2020 were as follows:
Performance Components	No Bonuses At or Below	Target	Maximum	Actual(1)	% Attained
Corporate Revenue	$87,560	$109,450	$136,813	$107,672	98.4%
Corporate Adjusted Operating Income	120	150	180	(919)	0.0
Transportation Systems Revenue	43,400	54,250	67,813	51,588	95.1
Transportation Systems Contribution Margin	5,950	7,438	9,298	8,836	118.8

(1)
The 2020 Bonus Plan excluded results from the AGI acquisition.

If our performance for Fiscal 2020 exceeded the Company and business unit performance targets set for bonus purposes, the NEOs could have earned an additional bonus of up to 50% of the target bonus award that was not based upon achieving individual objectives. The full 50% additional bonus would have been earned by the NEOs if the Company had achieved the performance goals set forth under the “Maximum” column above. If the Company had achieved performance that was less than the goals set forth under the “Maximum” column but more than the amounts set forth under the “Target” column, the additional bonus payable would have been proportional, or based on the level of the Maximum goal achieved when measured from the Target amount. For example, if the performance had exceeded the Target goal by 25% of the difference between the Maximum and Target amounts, then 25% of the 50% additional bonus relating to such performance goal would have been payable.
The Compensation Committee typically meets near the end of the first fiscal quarter of each year to evaluate each NEO’s achievement of their respective MBOs and annual bonuses are typically paid out as soon as practicable thereafter.
The performance objectives, target bonus and actual bonus for each of our named executive officers for Fiscal 2020 were as follows:
Named Executive Officer	Performance Objectives Allocation (%)	2020 Target Bonus ($)	2020 Actual Bonus ($)	% of Target Awarded (%)
Joe Bergera		$322,500	$180,155	56%
Corporate Revenue	40%
Corporate Adjusted Operating Income	40
MBOs	20
Douglas L. Groves(1)		66,667	37,334	56
Corporate Revenue	40
Corporate Adjusted Operating Income	40
MBOs	20
Ramin Massoumi		154,000	136,531	89
Transportation Systems Revenue	25
Transportation Systems Contribution Margin	25
Corporate Revenue	15
Corporate Adjusted Operating Income	15
MBOs	20

(1)
Mr. Groves was hired December 4, 2019 and his Fiscal 2020 bonus was pro-rated to reflect the portion of Fiscal 2020 during which he was employed with the Company.

Equity Compensation.   Our equity award program is one of our vehicles for offering long-term incentives to our named executive officers and providing an inducement for long-term retention. Our equity component also aligns the interests of our named executive officers with those of our stockholders and focuses their attention on the creation of stockholder value in the form of stock price appreciation. We believe that the equity-based compensation provides our named executive officers with a direct interest in our long-term performance and creates an ownership culture that establishes a mutuality of interests between our named executive officers and our stockholders. We have had no program, plan or practice pertaining to the timing of stock option grants to named executive officers coinciding with the release of material non-public information.
To reward and retain our named executive officers in a manner that best aligns employees’ interests with stockholders’ interests, we have historically used stock options as the primary incentive vehicles for long-term compensation. We believe that stock options are an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of the stock options to our future performance. Because executives are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options provide meaningful incentives to employees to achieve increases in the value of our stock over time. The exercise price of each stock option grant is the fair market value of our common stock on the grant date, as determined under our equity plan. Stock option awards generally in four equal annual installments over a four-year period, subject to continuous service through each vesting date. From time to time, our Compensation Committee may, however, determine that a different vesting schedule is appropriate.
We have also, from time to time, awarded RSUs to our named executive officers, which vest over a three-year period, but no RSUs were granted to our named executive officers during Fiscal 2020.
Typically, the Compensation Committee provides grant guidelines to our Chief Executive Officer, who in turn will make recommendations back to the Compensation Committee regarding the number of options to be granted to our executive officers (other than himself). See “Fiscal 2020 Grant of Plan-Based Awards” table below for the Fiscal 2020 awards made to our named executive officers, all of which were granted in the form of stock options.
Fiscal 2021 Long-Term Incentive Compensation Updates.   Commencing with Fiscal Year 2021, in response to stockholder feedback and consultation with FW Cook, the Compensation Committee determined to rebalance management’s long-term incentive compensation to include a mix of stock options (50%), restricted stock units (RSUs) (25%), and performance stock units (PSUs) (25%) (with percentages measured based on the awards’ grant date values, assuming target level achievement of applicable performance goals in the case of PSUs), as follows:
•
50% of the long-term incentive compensation for our named executive officers will be granted in the form of stock options, which will vest in accordance with the standard four-year vesting schedule described above.

•
25% of the long-term incentive compensation for our named executive officers will be granted in the form of RSUs, which will vest over three years, with 50% of such RSUs vesting on the second anniversary of the grant date and 50% of such RSUs vesting on the third anniversary of the grant date. Each RSU represents a contingent right to receive one share of the Company’s common stock if vesting is satisfied.

•
25% of the long-term compensation for our named executive officers will be granted in the form of PSUs. Each PSU represents a contingent right to receive one share of the Company’s common stock if vesting is satisfied. The number of PSUs that vest at the end of each three-year performance period will depend, in part, on the Company’s average revenues per share and cash flow from operations performance during the three-year performance period and, in part, on the Company’s total stockholder return (“rTSR”) relative to the Russell 2000 over the three-year performance period. Executives will receive payment with respect to the PSUs, in the form of shares of the Company’s common stock, at the conclusion of the performance period, upon establishment of final performance results.

•
Between 0% and 160% of the PSUs will be eligible to vest based on average annual performance during the three-year performance period relative to the revenues per share and cash flow from operations objectives to be established by the Compensation Committee at the beginning of each year. In addition, the final PSU vesting based on the revenues per share and cash flow from operations performance will be subject to a modifier between .75x-1.25x based on the Company’s rTSR relative to the Russell 2000 during the performance period, for a maximum achievement percentage of 200% of the “target” number of PSUs.

Benefit Plans
Section 401(k) Plan.   We make available a tax-qualified retirement plan that provides eligible employees, including our executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Participants are able to defer a portion of their eligible compensation, subject to applicable annual limits under the Internal Revenue Code of 1986, as amended (the “Code”). Pre-tax contributions are allocated to each participant’s individual account and may be invested in selected alternative investments according to the participant’s direction. We do currently make a matching contribution under the 401(k) plan up to a maximum of 4% of the employee’s base salary. Such matching contribution is at the discretion of the Board and is typically evaluated on an annual basis.
Employee Stock Purchase Plan.   We maintain an employee stock purchase plan (the “ESPP”), which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, to promote stock ownership by our employees. The ESPP was approved by our stockholders in November 2017, and 1,000,000 shares of common stock have been reserved for issuance under the ESPP. Under the ESPP, eligible employees are able to acquire, at a price equal to 95% of the lower of the fair market price at the beginning or end of the 6-month purchase period, shares of our common stock by accumulating funds through payroll deductions.
Health and Welfare Benefits.   Our named executive officers are eligible to participate in all our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees. We believe that these health and welfare benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.
Perquisites.   We do not provide significant perquisites or personal benefits to our named executive officers.
Post-Employment Compensation
For a summary of the material terms and conditions of our post-employment compensation arrangements, see “— Potential Payments upon Termination or Change in Control” below.
Incentive Compensation Clawback Policy
In July 2020, the Board adopted a Clawback Policy (the “Clawback Policy”) to create and maintain a culture that emphasizes integrity and accountability, and that reinforces the Company’s pay-for-performance compensation philosophy. Under the Clawback Policy, the Compensation Committee may direct the Company to seek to recover incentive compensation awarded or paid to an executive officer or other employee of the Company deemed subject to the Clawback Policy (“covered persons”) for a fiscal period if the Company must subsequently restate its financial statements.
The Clawback Policy is in addition to any recovery rights provided under applicable law. The Board continues to monitor regulatory developments and intends to further review and revise the Clawback Policy, if necessary, to comply with any final regulations issued for the purpose of implementing the requirements of the Dodd-Frank Act.
Policy against Hedging and Pledging
The Company does not currently have a policy against hedging or pledging in our equity securities by our executive officers, directors or employees.

Compensation Risk Assessment
The Compensation Committee has evaluated our compensation programs and policies as generally applicable to our employees to ascertain any potential material risks that may be created by the compensation programs. The Compensation Committee concluded that our compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse impact on our business or our financial condition. The following compensation design features help minimize the incentives for excessive risk-taking and keeps our named executive officers focused on the creation of long-term, sustainable value for our stockholders:
•
Our base pay programs consist of generally competitive salary rates that represent a reasonable portion of total compensation and provide a reliable level of income on a regular basis, which decreases incentive on the part of our executives to take unnecessary or imprudent risks;

•
To further ensure that the interests of our named executive officers are aligned with those of our stockholders, commencing with Fiscal 2021, a portion of executive officer long-term incentive compensation will be awarded as equity subject to performance- and time-based vesting requirements. RSUs and PSUs will vest and settle over a three-year period, as applicable — in the case of RSUs, 50% vesting after two years and remaining vesting after completion of three years, and in the case of PSUs, cliff-vesting based on achievement of applicable performance goals at the end of a three-year performance period.

•
A portion of each executive’s incentive compensation opportunity is tied to long-term incentive compensation that emphasizes sustained performance over time. This reduces any incentive to take risks that might increase short-term compensation at the expense of longer term results;

•
Annual equity awards have multi-year vesting which aligns the long-term interests of our executives with those of our stockholders and, again, discourages the taking of short-term risk at the expense of long-term performance; and

•
Each officer has multiple performance objectives, some of which relate to the Company as a whole, which is more difficult for an officer to manipulate.

Tax Deductibility of Executive Compensation
The Compensation Committee considers the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for “covered employees.” While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the compensation committee, however, retains the discretion to approve compensation that may not qualify for the compensation deduction if, considering all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.
Accounting for Stock-Based Compensation
Under FASB ASC 718, we are required to estimate the grant date “fair value” for each grant of equity award using various assumptions. This calculation is performed for accounting purposes and reported in the compensation tables in this proxy statement, even though recipients may never realize any value from their awards. ASC 718 also requires us to recognize the compensation cost of stock-based awards in our income statements over the period that an employee is required to render service in exchange for the award.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the discussion and analysis of the compensation of our named executive officers as disclosed in this proxy statement under the heading “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report and this proxy statement.
Luke P. Schneider
Laura L. Siegal
Thomas L. Thomas (Chairman)

Executive Compensation Tables
Summary Compensation Table
The following table shows information regarding the compensation earned for the fiscal years ended March 31, 2020, 2019 and 2018 by (i) our Chief Executive Officer, (ii) our two other most highly compensated executive officers (other than our Chief Executive Officer) who were serving as executive officers as of March 31, 2020, and (iii) one other individual who would have been an executive officer described in clause (ii) but for the fact he is no longer serving as an executive officer as of March 31, 2020. The officers listed below are collectively referred to as the “named executive officers” or “NEOs” in this proxy statement.
Name and Principal Position	Fiscal Year	Salary	Bonus	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
J. Joseph (“Joe”) Bergera Chief Executive Officer and President	2020	$430,314	$—	$634,300	$180,155	$11,351	$1,256,120
	2019	412,894	—	421,425	137,280	17,118	988,716
	2018	396,648	—	649,328	180,000	8,848	1,234,825
Douglas L. Groves Chief Financial Officer, Senior Vice President of Finance and Secretary	2020	121,617(4)	—	489,540	37,333	4,800	653,290
Andrew Schmidt(5) Former Chief Financial Officer, Vice President of Finance and Secretary	2020	307,587	—	—	—	431,435(6)	738,022
	2019	358,670	—	159,205	71,775	12,792	602,442
	2018	346,138	15,000(7)	259,731	94,035	8,683	723,587
Ramin Massoumi Senior Vice President and General Manager, Roadway Sensors	2020	279,688	—	177,604	136,531	10,262	604,084
	2019	268,306	—	112,380	70,166	11,440	462,293
	2018	254,932	—	194,799	127,925	5,641	583,297

(1)
The dollar amounts shown represent the grant date fair value of stock options granted during the applicable fiscal year determined in accordance with ASC 718. Under ASC 718, the grant date fair value of the stock options is determined pursuant to the Black-Scholes-Merton option pricing formula. For a discussion of valuation assumptions used in the calculations, see Note 8 of Notes to Consolidated Financial Statements, included in Part II, Item 8 in the Annual Report. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates” in Part II, Item 7 in the Annual Report. The options have an exercise price equal to the closing sales price of our common stock as of the grant date and vest in equal annual installments over four years and are not exercisable until vested.

(2)
The amounts shown in this column constitute the cash bonuses paid to each named executive officer based on the attainment of certain pre-established management objectives. These awards are discussed in further detail under “Fiscal 2020 Cash-Based Bonus Plan” above.

(3)
Except as otherwise noted, represents Section 401(k) plan employer contributions paid by us.

(4)
Mr. Groves was hired December 4, 2019 at an annual salary of $400,000. The Fiscal 2020 salary represents the amount earned by Mr. Groves from his hire date through the end of Fiscal 2020.

(5)
Mr. Schmidt ceased to serve as our Chief Financial Officer, Vice President of Finance and Secretary on December 4, 2019.

(6)
Consists of 401(k) plan employer contributions paid by us, as well as amounts paid pursuant to his Severance Agreement (defined below), consisting of base salary of $388,589 and COBRA reimbursement. See “Agreements with Andrew Schmidt” under “Potential Payments upon Termination of Employment and Change in Control” below.

(7)
Represents a discretionary cash bonus.

Fiscal 2020 Grant of Plan-Based Awards Table
The table below sets forth information with respect to awards granted to the named executive officers under our annual non-equity incentive compensation plan and our 2016 Omnibus Incentive Plan in Fiscal 2020, which constitute all of the plan-based awards granted to our named executive officers in Fiscal 2020.
Name	Grant Date	Compensation Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)(1)	Maximum ($)(1)
Joe Bergera	—	12/09/2019	$—	$322,500	$483,750	250,000	$5.10	$634,300
Douglas L. Groves	12/04/2019	11/14/2019	—	66,667	100,000	200,000	4.92	489,540
Ramin Massoumi	—	12/09/2019	—	154,000	231,000	70,000	5.10	177,604

(1)
Reflects the amount payable upon achievement of the management objectives described under the heading “Fiscal 2020 Cash-Based Bonus Plan” above.

(2)
All options vest in four equal installments following the date of grant. The vesting of equity awards held by the named executive officers is subject to each officers continued service with the Company, and is subject to acceleration under certain circumstances as discussed under the heading “Potential Payments upon Termination of Employment and Changing in Control” below.

(3)
The dollar amounts shown represent the grant date fair value of stock options granted during the applicable fiscal year determined in accordance with ASC 718. Under ASC 718, the grant date fair value of the stock options is determined pursuant to the Black-Scholes-Merton option pricing formula. For a discussion of valuation assumptions used in the calculations, see Note 8 of Notes to Consolidated Financial Statements, included in Part II, Item 8 of the Annual Report. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates” in Part II, Item 7 of the Annual Report.

Outstanding Equity Awards at 2020 Fiscal Year End
The following table sets forth the outstanding equity awards held by each named executive officer as of March 31, 2020. None of the NEOs held outstanding RSUs at the end of Fiscal 2020.
	Option Awards(1)
Name	Number of Securities Underlying Outstanding Options (#) Exercisable	Number of Securities Underlying Outstanding Options (#) Unexercisable	Option Exercise Price ($)	Option Grant Date	Option Expiration Date
J. Joseph (“Joe”) Bergera Chief Executive Officer, President and Director	1,350,000	—	$2.38	09/23/15	09/22/25
	112,500	37,500	4.91	03/03/17	03/02/27
	125,000	125,000	5.52	02/16/18	02/15/28
	56,250	168,750	4.16	12/10/18	12/09/28
	—	250,000	5.10	12/09/19	12/08/29
Douglas L. Groves Chief Financial Officer, Senior Vice President of Finance and Secretary	—	200,000	4.92	12/04/19	12/03/29
Andrew Schmidt(2) Former Chief Financial Officer, Vice President of Finance and Secretary	100,000	—	1.79	03/16/15	03/15/25
	75,000	—	2.37	11/02/15	11/01/25
	56,250	18,750	4.91	03/03/17	03/02/27
	50,000	50,000	5.52	02/16/18	02/15/28
	21,250	63,750	4.16	12/10/18	12/09/28
Ramin Massoumi Senior Vice President and General Manager, Transportation Systems	20,000	—	1.87	11/18/14	11/17/24
	20,000	—	2.37	11/02/15	11/01/25
	56,250	18,750	4.91	03/03/17	03/02/27
	37,500	37,500	5.52	02/16/18	02/15/28
	15,000	45,000	4.16	12/10/18	12/09/28
	—	70,000	5.10	12/09/19	12/08/29

(1)
All options vest in four equal annual installments following the date of grant. The vesting of equity awards held by the named executive officers is subject to each officers continued service with the Company, and is subject to acceleration under certain circumstances as discussed under the heading “Potential Payments upon Termination of Employment and Change in Control” below.

(2)
Mr. Schmidt ceased to serve as our Chief Financial Officer, Vice President of Finance and Secretary on December 4, 2019. In accordance with his Severance Agreement, all of Mr. Schmidt’s outstanding options will continue vesting of up to twelve months from the date he ceased his employment with the Company in consideration of serving as a senior advisor to assist in the transition of his Chief Financial Officer duties.

Fiscal 2020 Option Exercises and Stock Vesting Table
No options were exercised by the NEOs and no stock awards vested during Fiscal 2020.

Potential Payments upon Termination of Employment and Change in Control
We do not currently have any employment contracts or change in control arrangements in effect with any of our named executive officers other than the agreements described below. We provide incentives such as salary, benefits, option grants and RSUs, to attract and retain executive officers and other key associates. The plan administrator of the 2007 Omnibus Incentive Plan and 2016 Omnibus Incentive Plan has the discretion to determine whether outstanding equity awards held by our NEOs are to vest upon a qualifying termination of employment following certain changes in control of the Company, or upon such change in control, but our equity plans do not provide for any automatic “single trigger” acceleration of equity awards upon a change in control.
Agreement with Joe Bergera
In connection with his hiring, we entered into an employment agreement with Joe Bergera, our Chief Executive Officer, dated September 8, 2015, pursuant to which Mr. Bergera will receive an annual base salary of $385,000, which may be increased from time to time at the discretion of the Compensation Committee. Mr. Bergera will also be eligible to participate in our executive bonus plan as then in effect and his potential bonus for each year will be established annually by the Board or a committee of the Board, provided that the bonus potential for Fiscal 2016 was $300,000, of which $150,000 was a signing bonus payable on January 31, 2016 provided that Mr. Bergera was employed by the Company as of such date. The agreement is for an initial term of three years and will renew for successive one year periods until September 2025 unless either we or Mr. Bergera provide written notice of non-renewal at least 30 days prior to the end of the initial term or renewal term, as applicable.
If during the term of the agreement, Mr. Bergera’s employment with the Company is terminated without Cause (as such term is defined in the agreement), Mr. Bergera will be entitled to receive (i) salary continuation payments for 12 months following his termination, (ii) a lump sum payment equal to the pro-rated portion of his target bonus established by the Compensation Committee for the fiscal year in which his employment is terminated, and (iii) reimbursement for the cost of COBRA coverage for a period of up to 12 months following the termination. If Mr. Bergera is terminated without Cause or resigns for Good Reason within 12 months following a Change in Control (as such terms are defined in the agreement) (such termination or resignation, a “CIC Termination”), Mr. Bergera will be entitled to receive (i) a lump sum payment equal to 125% of his base salary as then in effect, (ii) a lump sum payment equal to the pro-rated portion of his target bonus established by the Compensation Committee for the fiscal year in which the CIC Termination occurs, (iii) reimbursement for the cost of COBRA coverage for a period of up to 12 months following the CIC Termination, and (iv) acceleration of the vesting of the Option. In addition, upon termination of his employment due to death, Mr. Bergera’s estate or beneficiaries will be entitled to receive a lump sum payment in the aggregate equal to 50% of his then current base salary.
Severance Agreement with Andrew Schmidt
On December 9, 2019, in connection with Mr. Schmidt’s departure, the Company and Mr. Schmidt entered into a severance and release agreement (the “Severance Agreement”). Pursuant to the Severance Agreement, the Company agreed to pay to Mr. Schmidt a severance package, consisting of the following (i) Mr. Schmidt’s base salary of currently approximately $388,589, less applicable taxes and withholding, paid in equal installments for a 12 month period in accordance with the Company’s normal payroll practices, (ii) COBRA premiums reimbursement for up to a 12 month period, and (iii) continued vesting of all outstanding Company equity awards for up to 12 months in consideration of serving as a senior advisor to assist in the transition of his Chief Financial Officer duties.

Iteris, Inc. Executive Severance Plan
The Iteris, Inc. Executive Severance Plan was adopted on February 5, 2018 and amended and restated effective on June 4, 2019 (the “Severance Plan”). Each individual employed by the Company or its subsidiary, who is an officer subject to Section 16 of the Exchange, and who is not otherwise covered by an employment agreement that includes severance terms (the “Eligible Employees”), is eligible to receive severance payments under the Severance Plan upon certain qualifying terminations of employment.
The Severance Plan provides Eligible Employees with severance payments in the event that an Eligible Employee’s employment with the Company or its subsidiaries is terminated either (a) by the Company without Cause not in connection with a Change of Control (“Non-CIC Qualifying Termination”) or (b) if in connection with or within 12 months following a Change of Control, which, for Eligible Employees employed by that business, includes a divestiture of a material business, by the Eligible Employee for Good Reason (as such terms are defined in the Severance Plan) or by the Company without Cause (a “CIC Qualifying Termination”).
Non-CIC Qualifying Termination.   Upon a Non-CIC Qualifying Termination, an Eligible Employee will receive the following:
•
A cash payment equal to the Eligible Employee’s annual base salary, payable in substantially equal installment payments over the one-year period following termination, in accordance with the Company’s normal payroll practices; and

•
Reimbursement for the Eligible Employee’s monthly COBRA premiums for the 12-month period following termination or until the Eligible Employee receives substantially similar medical coverage from another employer.

CIC Qualifying Termination.   Upon a CIC Qualifying Termination, an Eligible Employee will receive the following:
•
A cash payment equal to the Eligible Employee’s annual base salary, payable in a lump sum on the next payroll date after the 61st day following termination; and

•
Reimbursement for the Eligible Employee’s monthly COBRA premiums for the 12-month period following termination, or until the Eligible Employee receives substantially similar medical coverage from another employer.

The severance payments are subject to the Eligible Employee’s execution of a severance agreement within 60 days following termination that includes a release of claims and certain non-solicitation, confidentiality, and non-disparagement restrictions.
The Company may amend or terminate the Severance Plan at any time by providing at least 90 days’ advance written notice to each Eligible Employee, provided that no such amendment or termination that has the effect of reducing or diminishing the right of any Eligible Employee will be effective unless one year’s advance written notice is provided to Eligible Employees, and such amendment or termination will not be effective if a Change of Control occurs during the one-year notice period.

Indemnification of Directors and Officers
Under Section 145 of the Delaware General Corporation Law, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law, and our bylaws require us to advance litigation expenses upon receipt of an undertaking by the director or officer. If it is ultimately determined that the director or officer is not entitled to indemnification, the director or officer is required to repay such advances. The bylaws further provide that rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.
We have entered into agreements to indemnify certain of our directors and officers in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, indemnify such directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of Iteris, or as a director or officer of any other company or enterprise to which the person provides services at our request.

Equity Compensation Plan Information
The following table summarizes information as of March 31, 2020 regarding shares of our common stock that may be issued under our equity compensation plans, including the 2007 Omnibus Incentive Plan, the 2016 Omnibus Incentive Plan and ESPP. Each of these plans has been approved by our stockholders. We do not maintain any equity incentive plans that have not been approved by stockholders.
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	6,338,000(1)	$2.52	1,691,000(2)

(1)
Includes 5,934,000 shares subject to outstanding stock option awards and 404,000 shares subject to outstanding restricted stock unit awards as of March 31, 2020.

(2)
Includes 816,847 shares remaining available for issuance under the ESPP as of March 31, 2020, of which 816,847 shares were eligible to be purchased pursuant to the offering period in effect on such date.

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm
The accounting firm of Deloitte & Touche LLP (“Deloitte”) has been engaged by our Audit Committee to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2021. Deloitte has been our principal independent registered public accounting firm since October 2015. Information regarding the services provided to us by Deloitte during Fiscal 2020 and Fiscal 2019 is set forth below under the heading entitled “Matters Related to Independent Registered Public Accounting Firm.”
We are asking our stockholders to ratify the selection by the Audit Committee of Deloitte as our independent registered public accounting firm to audit our consolidated financial statements for Fiscal 2021 and to perform other appropriate services. Although stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the appointment of Deloitte to our stockholders for ratification at the Annual Meeting as a matter of good corporate governance and to provide a means by which our stockholders may communicate their opinion to the Audit Committee. In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee feels that such a change would be in the best interests of the Company and our stockholders.
A representative of Deloitte is expected to be present at the Annual Meeting, and that representative will have the opportunity to make a brief presentation to the stockholders if he or she so desires and is expected to be available to respond to appropriate questions from stockholders.
Vote Required
The affirmative vote of a majority of the common stock, present or represented by proxy and entitled to vote at the Annual Meeting, will be required for ratification of the selection of Deloitte as our independent registered public accounting firm for Fiscal 2021.
Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote “FOR” the ratification and approval of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for Fiscal 2021.

Matters Related to Independent Registered Public Accounting Firm
Fees Paid to Independent Registered Public Accounting Firm
The following table sets forth the fees we have paid to Deloitte in the following categories and amounts during Fiscal 2020 and Fiscal 2019:
	Year Ended March 31,
Fee Category	2020	2019
Audit fees	$990,000	$914,000
Audit related fees	107,000	30,000
Tax fees	—	—
All other fees	—	—
Total fees	$1,097,000	$944,000
Audit Fees.   Audit fees consist of fees billed for professional services rendered in connection with the audit of our annual consolidated financial statements for the applicable fiscal year and review of our consolidated financial statements included in our quarterly reports on Form 10-Q, Form 10-K and other regulatory filings for such fiscal year.
Audit Related Fees.   Audit related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reporting under “Audit Fees.” Audit related fees for Fiscal 2020 were related to the AGI acquisition and the review of our registration statements on Form S-3 and Form S-3/A. Audit related fees for Fiscal 2019 were related to the adoption of ASC 842.
Tax Fees.   Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. There were no tax fees billed by Deloitte for Fiscal 2020 or Fiscal 2019.
All Other Fees.   There were no fees were billed by Deloitte in Fiscal 2020 or Fiscal 2019 for any other services.
Audit Committee Pre-Approval Policies and Procedures
All engagements for services by Deloitte or other independent registered public accountants are subject to prior approval by the Audit Committee; however, de minimis, non-audit services may instead be approved in accordance with applicable SEC rules. The prior approval of the Audit Committee was obtained for all services provided by Deloitte for Fiscal 2020 and Fiscal 2019.
The Audit Committee reviewed and discussed the services rendered by Deloitte during Fiscal 2020, as well as the fees paid for such services, and has determined that the provision of such services by Deloitte, and the fees paid for such services, were compatible with maintaining Deloitte’s independence.
Audit Committee Report
The following is the report of the Audit Committee with respect to the audited consolidated financial statements for the fiscal year ended March 31, 2020 included in the Annual Report.
Our management is responsible for the Company’s financial reporting process, including its systems of internal control over financial reporting, and for the preparation of its financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of our consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles (“GAAP”) and the effectiveness of our internal control over financial reporting. The role and responsibility of the Committee is to monitor and oversee these financial processes on behalf of the Board.

The members of the Audit Committee are not employees of Iteris and are not, nor do they represent themselves to be, accountants or auditors by profession, and they do not undertake to conduct auditing or accounting reviews or procedures. Therefore, in performing the Audit Committee’s oversight role, the Audit Committee necessarily must rely on management’s representations that it has maintained appropriate accounting and financial reporting principles and policies, and appropriate internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations, and that the Company’s financial statements have been prepared with integrity and objectivity and in conformity with GAAP, and on the representations of our independent registered public accounting firm included in its reports on the Company’s financial statements.
In this context, the Audit Committee hereby reports as follows:
1.   The Audit Committee has reviewed and discussed our consolidated audited financial statements with our management.
2.   The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (the “PCAOB”).
3.   The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence.
4.   Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company’s Board, and the Board approved, that the consolidated audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2020 for filing with the SEC.
Submitted by the Audit Committee
of the Board of Directors:
Gerard M. Mooney
Laura L. Siegal
Dennis W. Zank (Chairman)
The information contained in the foregoing Audit Committee Report is not “soliciting material” and is not deemed filed with the SEC. Such report is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, and irrespective of any general incorporation language in any such filing.

Stock Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of July 24, 2020, the number and percentage ownership of our common stock by (i) all persons known to us to beneficially own more than 5% of the outstanding common stock, (ii) each of the named executive officers, (iii) each of our directors, and (iv) all of our executive officers and directors as a group. To our knowledge, except as otherwise indicated, each of the persons named in this table has sole voting and investment power with respect to the common stock shown as beneficially owned, subject to community property and similar laws, where applicable.
	Common Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(2)
Black Rock, Inc.(3)	2,842,039	7%
The Vanguard Group(4)	2,150,303	5.29
Cowen Prime Advisors(5)	2,140,092	5.27
Joe Bergera(6)	1,648,060	3.88
Doug L. Groves(7)	10,000	*
Ramin Massoumi(8)	182,925	*
Andrew Schmidt(9)	302,500	*
Anjali Joshi(10)	2,181	*
Gerard M. Mooney(11)	71,848	*
Luke P. Schneider(12)	1,309	*
Laura L. Siegal(13)	32,847	*
Thomas L. Thomas(14)	165,848	*
Dennis W. Zank(15)	4,855	*
All executive officers and directors as a group (10 persons)(16)	2,361,923	5.64%

*
Less than 1%.

(1)
The address of each of the directors and officers is 1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705.

(2)
Based on 40,913,570 shares of common stock outstanding as of July 24, 2020. Shares of common stock subject to options or warrants which are exercisable within 60 days of July 24, 2020 deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person. Other than as described in the preceding sentence, shares issuable upon exercise of outstanding options and warrants are not deemed to be outstanding for purposes of this calculation. In addition to the shares held in the individual’s name, the number of shares indicated also includes shares held for the benefit of the named person under our 401(k) plan.

(3)
Pursuant to a Schedule 13G/A filed on February 5, 2020 with the SEC, BlackRock, Inc. reported that through the following subsidiaries, it has sole dispositive power with respect to 2,842,039 shares and sole voting power with respect to 2,803,786 shares: BlackRock Advisors, LLC, BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC. The address for BlackRock Inc. is 55 East 52nd Street, New York, NY 10005.

(4)
Pursuant to a Schedule 13G filed on February 11, 2020 with the SEC, The Vanguard Group, Inc. reported that it directly and through its wholly-owned subsidiary, Vanguard Fiduciary Trust Company, has sole voting power with respect to 78,117 shares, sole dispositive power with respect to 2,072,186 shares and shared dispositive power with respect to 78,117 shares. The address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(5)
Pursuant to a Schedule 13G filed on February 4, 2020 with the SEC, Cowen Prime Advisors, a division of Cowen Prime Services LLC, reported that, through its various clients, it has shared dispositive power with respect to 2,140,092 shares. The address for Cowen Prime Advisors is 599 Lexington Avenue, Floor 21, New York, NY 10022.
(6)
Consists of (i) 4,310 shares held directly by Mr. Bergera and (ii) 1,643,750 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 24, 2020.

(7)
Consists of 10,000 shares held in a trust, of which Mr. Groves is a trustee.

(8)
Consists of (i) 31,624 shares held in a trust, of which Mr. Massoumi is a trustee, (ii) 2,551 shares are held in Mr. Massoumi’s 401(k) plan, and (iii) 148,750 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 24, 2020.

(9)
Consists of 302,500 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 24, 2020.

(10)
Consists of 2,181 shares subject to RSUs that vest within 60 days after July 24, 2020.

(11)
Consists of (i) 23,549 shares held directly by Mr. Mooney, (ii) 40,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 24, 2020, and (iii) 8,299 shares subject to RSUs that vest within 60 days after July 24, 2020.

(12)
Consists of 1,309 shares subject to RSUs that vest within 60 days after July 24, 2020.

(13)
Consists of (i) 24,548 shares held directly by Ms. Siegal and (ii) 8,299 shares subject to RSUs that vest within 60 days after July 24, 2020.

(14)
Consists of (i) 30,403 shares held directly by Mr. Thomas, (ii) 117,146 shares held by Mr. Thomas’s Trust, and (iii) 8,299 shares subject to RSUs that vest within 60 days after July 24, 2020.

(15)
Consists of 4,855 shares subject to RSUs that vest within 60 days after July 24, 2020.

(16)
Includes (i) 2,016,250 shares issuable upon exercise of options held by the executive officers and directors as a group that are currently exercisable or will become exercisable within 60 days after July 24, 2020 and (ii) 41,541 shares subject to RSUs held by the executive officers and directors as a group that vest within 60 days of July 24, 2020.

Environmental, Social, Governance And Related Matters
We believe that leadership in ethical, environmental, social, governance and related matters will have a positive impact on our business, employees, customers and communities we serve. Accordingly, we adopted policies that help us to implement these standards.
Code of Ethics and Business Conduct
Our Board has adopted a Code of Ethics and Business Conduct (“Code of Ethics”), which applies to all directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees. The full text of our Code of Ethics is available under the “Corporate Governance” heading on the Investor Relations section of our website at www.iteris.com. We will also provide an electronic or paper copy of the Code of Ethics, free of charge, upon request made to our Corporate Secretary. If any substantive amendments are made to our Code of Ethics, or if any waiver (including any implicit waiver) of any provision of the Code of Ethics is granted that is required to be disclosed under the rules of the SEC, such amendment or waiver will be disclosed at the same location on our website, or, if required, in a current report on Form 8-K.
Environmental, Social and Governance Practices
Environmental, social and governance (“ESG”) is becoming increasingly important to our stockholders and clients and our Board supports Iteris in pursuing thriving communities. In June 2020, our Board adopted an Environmental Policy and Human Rights Policy to further our commitment to continually improve how Iteris operates. The full text of our Environmental Policy and Human Rights Policy is available under the “Corporate Governance” heading on the Investor Relations section of our website at www.iteris.com.
Diversity and Inclusion
Consistent with our core values, we promote diversity and inclusion in every aspect of our business. We are an equal opportunity employer and make employment decisions on the basis of merit. We administer all phases of our employment practices without regard to race, religious creed, color, national origin, ancestry, disability, sex, gender, gender identity, gender expression, sexual orientation, transgender identity, age, military or veteran status, or any other consideration made unlawful by law. Additionally, as a contractor for the United States Government, we develop and implement an affirmative action plan to (1) assess our inclusion of women, members of minority groups, protected veterans, and individuals with disabilities into our workforce, (2) establish goals for increased inclusion and (3) implement strategies to reach those goals.
Additional Matters
Transactions with Related Persons
Since April 1, 2019, other than the agreements and transactions described in “Executive Compensation and Other Matters” above and the transactions described below, there has not been, nor is there any proposed transaction, where we (or any of our subsidiaries) were or will be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two fiscal years and in which any director, director nominee, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
We previously had a promissory note, with an interest rate of 6%, owed to us by Maxxess Systems, Inc., which is currently owned by an investor group that includes two former Iteris directors. During Fiscal 2020, Maxxess paid the full amount due on the note, $146,000, to the Company.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on a review of copies of such forms filed with the SEC with respect to Fiscal 2020 and the written representations received from certain reporting persons that no other reports were required, we believe that all directors, officers and persons who own more than 10% of our common stock have complied with the reporting requirements of Section 16(a) except that each of Dr. Daly, Mr. Deeter, Mr. Mooney, Ms. Siegal, Mr. Williams and Mr. Zank failed to timely report one transaction on Form 4 with respect to the grant or vesting of restricted stock units, all of which were subsequently filed.
Annual Report
A copy of our Annual Report (excluding the exhibits thereto) accompanies the proxy materials being mailed to all stockholders. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material. Stockholders may obtain a copy of the Annual Report and any of our other filings with the SEC, without charge, by writing to Investor Relations, Iteris, Inc., 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705. The Annual Report (including the exhibits thereto) is also available on the SEC’s website at www.sec.gov.
Delivery of Documents to Stockholders Sharing an Address
Some street name holders of our common stock may be “householding” our proxy statements and annual reports, which means that we will deliver only one copy of our proxy statement and annual report to multiple stockholders who share the same address (if they appear to be members of the same family), unless we have received instructions to the contrary. This procedure reduces our printing costs, mailing costs and fees. Upon request, we will promptly deliver a separate copy of either document to you if you write us at our corporate offices at Iteris, Inc., 1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705, Attention: Corporate Secretary, Telephone: (949) 270-9400. You may also contact us or your Nominee if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.
Deadline for Receipt of Stockholder Proposals
Stockholders may present proposals for action at a future meeting or nominate persons for the election of directors only if they comply with the requirements of the proxy rules established by the SEC and our bylaws. Pursuant to Rule 14a-8 of the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement for the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). Stockholder proposals that are intended to be presented at our 2021 Annual Meeting and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us not later than March 29, 2021.
If a stockholder wishes to submit a proposal which is not intended to be included in our proxy statement under Rule 14a-8 of the Exchange Act, or wishes to nominate a person as a candidate for election to the Board, the proposal or nomination must be received by us on or between May 13, 2021 and June 12, 2021. If the date of the 2021 Annual Meeting of Stockholders is called for a date that is not within 30 days before or after the anniversary date of the 2020 Annual Meeting of Stockholders, then the stockholder must submit any such proposal or nomination not later than the close of business of the 10th day following the earlier of (i) the day on which the notice of the meeting was mailed or (ii) public disclosure of the date of such meeting is first made. Stockholders are advised to review our bylaws which contain these advance notice requirements with respect to advance notice of stockholder proposals and director nominations.
In addition, with respect to any proposal that a stockholder presents at the 2021 Annual Meeting that is not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy solicited by the Board for such annual meeting will confer discretionary voting authority to vote on such stockholder proposal to the extent permitted under Rule 14a-4 under the Exchange Act.
Stockholder proposals must be in writing and should be addressed to our Corporate Secretary, at our principal executive offices at 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705. It is recommended that stockholders submitting proposals direct them to our Corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The presiding officer of the 2021 Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our bylaws and conditions established by the SEC.
Other Matters
The Board is not aware of any other matter which will be presented for action at the Annual Meeting other than the matters set forth in this proxy statement. If any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.
THE BOARD OF DIRECTORS OF
ITERIS, INC.
Santa Ana, California
July 27, 2020

iteris® VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/ITI** or scan the QR code — login details are located in the shaded bar below.

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2020 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommends a vote "FOR" the nominees listed in Proposal 1 and "FOR" each of Proposals 2 and 3.

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1. Election of Directors:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - Joe Bergera	☐	☐	☐	02 - Anjali Joshi	☐	☐	☐	03 - Gerard M. Mooney	☐	☐	☐
04 - Thomas L. Thomas	☐	☐	☐	05 - Luke P. Schneider	☐	☐	☐	06 - Laura L. Siegal	☐	☐	☐
07 - Dennis W. Zank	☐	☐	☐								

Proposal	For	Against	Abstain
2. To approve, by advisory vote, the compensation of our named executive officers.	☐	☐	☐
3. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The password for this meeting is — ITI2020.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

ITERIS, INC.

Notice of 2020 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — September 10, 2020

The undersigned stockholder of ITERIS, INC. ("Iteris" or the "Company") hereby appoints JOE BERGERA and DOUG GROVES, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held virtually via the internet at www.meetingcenter.io/287381059, and at any adjournments or postponements thereof, and to vote all shares of common stock of the Company held of record by the undersigned as of the close of business on July 20, 2020, with all the powers the undersigned would possess if personally present, in accordance with the instructions on this proxy.

The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED OR, IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1 AND "FOR" EACH OF PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.